                                CREDIT AGREEMENT

                           dated as of August 20, 1997

                                      among

             PDK LABS INC. and FUTUREBIOTICS, INC., as Co-Borrowers,

                                       and

                        EUROPEAN AMERICAN BANK, as Agent,

                                       and

                            THE "BANKS" PARTY HERETO



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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS......................................1

   Section 1.1. Definitions...................................................1

   Section 1.2. Accounting Terms.............................................12

ARTICLE 2....................................................................13

REVOLVING CREDIT FACILITY....................................................13

   Section 2.1. Revolving Credit Loans.......................................13

   Section 2.2. The Notes....................................................13

   Section 2.3. Use of Proceeds..............................................14

   Section 2.4. Borrowing Procedures for Revolving Credit Loans..............14

   Section 2.5. Minimum Amounts..............................................15

   Section 2.6. Interest Periods, Continuations and Conversions..............15

   Section 2.7. Letters of Credit............................................16

   Section 2.8. Acceptances..................................................20

   Section 2.9. Voluntary Prepayment of Revolving Credit Loans...............25

   Section 2.10. Inability to Determine Rate.................................26

   Section 2.11. Illegality..................................................26

   Section 2.12. Requirement of Law..........................................26

   Section 2.13. Indemnification.............................................27

ARTICLE 3. THE TERM LOAN FACILITY............................................28

   Section 3.1. Generally....................................................28

   Section 3.2. The Term Notes...............................................28

   Section 3.3. Amortization of Term Loans...................................28

   Section 3.4. Interest on Term Loans.......................................28

   Section 3.5. Use of Proceeds of Term Loans................................29


   Section 3.6. Borrowing Procedure for Term Loans...........................29

ARTICLE 4. GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS......................29

   Section 4.1. Certain Notices; etc.........................................29

   Section 4.2. Prepayments..................................................30

   Section 4.3. Fees.........................................................30

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   Section 4.4. Reimbursement Obligations....................................31

   Section 4.5. Requirements of Law..........................................31

   Section 4.6. Payments Generally...........................................32

ARTICLE 5. CONDITIONS PRECEDENT..............................................32

   Section 5.1. Documentary Conditions Precedent.............................32

   Section 5.2. Additional Conditions Precedent..............................36

   Section 5.3. No Default Certification and Deemed Representations..........36

   Section 5.4. Special Conditions for Term Loans............................36

ARTICLE 6. REPRESENTATIONS AND WARRANTIES....................................37

   Section 6.1. Corporate Existence..........................................37

   Section 6.2. Corporate Power and Authorization............................37

   Section 6.3. No Legal Bar to Loans........................................38

   Section 6.4. No Material Litigation.......................................38

   Section 6.5. No Default...................................................38

   Section 6.6. Ownership of Properties; Liens...............................38

   Section 6.7. Taxes........................................................38

   Section 6.8. Financial Condition..........................................39

   Section 6.9. Filing of Statements and Reports.............................39

   Section 6.10. ERISA.......................................................39

   Section 6.11. Environmental Matters.......................................39


   Section 6.12. Licenses, Permits, etc......................................40

   Section 6.13. Material Agreements.........................................40

   Section 6.14. Margin Credit...............................................40

   Section 6.15. Use of Proceeds.............................................40

   Section 6.16. Properties Affected.........................................40

   Section 6.17. Guarantors..................................................41

   Section 6.18. Subsidiaries................................................41

   Section 6.19. Solvency....................................................41

ARTICLE 7. AFFIRMATIVE COVENANTS.............................................41

   Section 7.1. Financial Statements.........................................41

   Section 7.2. Payment and Performance of Obligations.......................43

   Section 7.3. Maintenance of Properties; Insurance.........................44

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   Section 7.4. Notices......................................................44

   Section 7.5. Conduct of Business and Maintenance of Existence.............44

   Section 7.6. Inspection of Property, Books and Records....................44

   Section 7.7. Hazardous Material...........................................45

   Section 7.8. Subsidiary Guaranties........................................45

   Section 7.9. Pension Funding..............................................45

   Section 7.10. Dissolution of PDI Labs Inc.................................46

ARTICLE 8. NEGATIVE COVENANTS................................................46

   Section 8.1. Limitation on Indebtedness...................................46

   Section 8.2. Limitation on Liens..........................................47

   Section 8.3. Limitation on Contingent Obligations.........................47

   Section 8.4. Prohibition of Fundamental Changes...........................48


   Section 8.5. Limitation on Investments, Loans and Advances................48

   Section 8.6. Prohibition of Certain Prepayments...........................49

   Section 8.7. Limitation on Leases.........................................49

   Section 8.8. Sale and Leaseback...........................................49

   Section 8.9. Prohibitions Regarding Subordinated Debt.....................49

   Section 8.10. Transactions with Affiliates................................49

   Section 8.11. Management..................................................50

   Section 8.12. Change in Control...........................................50

   Section 8.13. Limitation on Capital Expenditures..........................50

   Section 8.14. Limitation on Dividends and Stock Acquisitions..............50

ARTICLE 9. FINANCIAL COVENANTS...............................................51

   Section 9.1. Leverage.....................................................51

   Section 9.2. Minimum Coverage Ratio.......................................51

   Section 9.3. Minimum Liquidity Ratio......................................51

   Section 9.4. Minimum Consolidated Net Income..............................51

ARTICLE 10. EVENTS OF DEFAULT................................................51

   Section 10.1. Events of Default...........................................51

   Section 10.2. Remedies....................................................53

ARTICLE 11. THE AGENT; RELATIONS AMONG BANKS.................................54

   Section 11.1. Appointment, Powers and Immunities of Agent.................54

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   Section 11.2. Reliance by Agent...........................................54

   Section 11.3. Defaults....................................................55

   Section 11.4. Rights of Agent as a Bank...................................55

   Section 11.5. Indemnification of Agent....................................56

   Section 11.6. Documents...................................................56


   Section 11.7. Non-Reliance on Agent and Other Banks.......................56

   Section 11.8. Failure of Agent to Act.....................................57

   Section 11.9. Resignation or Removal of Agent.............................57

   Section 11.10. Amendments Concerning Agency Function......................57

   Section 11.11. Liability of Agent.........................................57

   Section 11.12. Transfer of Agency Function................................58

   Section 11.13. Non-Receipt of Funds by the Agent..........................58

   Section 11.14. Several Obligations and Rights of Banks....................58

   Section 11.15. Pro Rata Treatment of Loans, Etc...........................58

   Section 11.16. Sharing of Payments Among Banks............................59

ARTICLE 12. MISCELLANEOUS....................................................59

   Section 12.1. Amendments and Waivers......................................59

   Section 12.2. Usury.......................................................50

   Section 12.3. Expenses....................................................60

   Section 12.4. Survival....................................................60

   Section 12.5. Assignment; Participation...................................61

   Section 12.6. Notices.....................................................61

   Section 12.7. Setoff......................................................62

   Section 12.8. Jurisdiction; Immunities....................................62

   Section 12.9. Table of Contents; Headings.................................63

   Section 12.10. Severability...............................................63

   Section 12.11. Counterparts...............................................63

   Section 12.12. Integration................................................63

   Section 12.13. Joint and Several Obligations..............................63

   Section 12.14. Governing Law..............................................63

                                       iv

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                  CREDIT AGREEMENT dated as of August 20, 1997 among PDK LABS
INC., a corporation organized under the laws of New York ("PDK"), FUTUREBIOTICS, INC., a corporation organized under the laws of Delaware ("Futurebiotics"; collectively with PDK, the "Co-Borrowers"), each of the Banks which is party hereto and EUROPEAN AMERICAN BANK, a New York banking corporation having an office at EAB Plaza, Uniondale, New York 11555 ("EAB"), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                  The Co-Borrowers desire that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit. Accordingly, the Co-Borrowers, the Banks and the Agent agree as follows:

                                   ARTICLE 1.

                          DEFINITIONS; ACCOUNTING TERMS

         Section 1.1.      Definitions.

                  As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Acceptance Obligations" means, at any time, an amount equal to the sum of (a) the aggregate face amount of unmatured Acceptances and (b) the aggregate amount of all unpaid Acceptance Reimbursement Obligations.

                  "Acceptance Rate" means the rate for any Acceptance financing, as determined from time to time by the Agent in its sole and absolute discretion.

                  "Acceptance Reimbursement Obligations" means the obligation of the Co-Borrowers to reimburse the Agent pursuant to Section 4.4 hereof for the face amount of Acceptances.

                  "Acceptance Request" means an Acceptance Request with appropriate insertions, in such form as the Agent shall reasonably request.

                  "Acceptances" shall have the meaning assigned to that term in
Section 2.8 hereof.

                  "Accumulated Funding Deficiency" shall have the meaning set forth in Section 302 of ERISA.

                  "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Co-Borrowers, or either of them; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Co-Borrowers, or either of them; (c) 5% or more of the voting stock of which is directly or

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indirectly beneficially owned or held by the Co-Borrowers, or either of them; or
(d) which is a partnership in which the Co-Borrowers, or either of them, are a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Aggregate Outstandings" means an amount equal to the sum of
(a) the aggregate principal amount of all Loans then outstanding, (b) L/C Obligations then outstanding, and (c) Acceptance Obligations then outstanding.

                  "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

                  "Amortization" means amortization as determined and calculated in accordance with GAAP.

                  "Application" means an application, in such form as the Agent may specify from time to time, requesting the Agent to open a Letter of Credit.

                  "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City.

                  "Banks" means each of EAB and the other Banks, if any, signatory hereto and each Bank which hereinafter becomes a "Bank" pursuant to the terms hereof.

                  "Capital Base" means, on a consolidated basis, the shareholders equity of the Co-Borrowers and their Subsidiaries plus Subordinated Debt, less all intangible assets, including without limitation, organizational expenses, intellectual property, goodwill, security deposits, loans or mortgages due from shareholders and/or employees and/or Affiliates, treasury stock and deferred charges.

                  "Capital Expenditures" means expenditures for any fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one (1) year.

                  "Capital Lease" means any lease which has been capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Closing Date" means the date this Agreement has been executed by the Co-Borrowers, the Banks and the Agent.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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                  "Collateral" means all of the now-owned or hereafter acquired personal property of the Co-Borrowers and of the Guarantors, together with all products and proceeds thereof all as more fully described in the Security Agreements and the Guarantor Security Agreements.

                  "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 4.3.

                  "Commitment Proportion" means, with respect to each Bank at the time of determination, that proportion its Commitment bears to the Total Commitments.

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Co-Borrowers within the meaning of Section 4001 of ERISA.

                  "Consolidated Coverage Ratio" shall mean, with respect to PDK and its Subsidiaries, for any twelve month period, on a consolidated basis, the ratio of (i) the sum of Consolidated Net Income, tax expense, depreciation expense, amortization of intangibles, other noncash charges and interest expense, minus any unfunded Capital Expenditures, minus any cash dividends paid (common or preferred) as permitted by this Agreement, minus cash taxes paid, to
(ii) the sum of interest expense during the preceding four fiscal quarters plus the current portion of long term Consolidated Indebtedness (i.e., principal installments scheduled to be paid during the subsequent four fiscal quarters.) For purposes hereof, long term Consolidated Indebtedness shall exclude all Revolving Credit Outstandings.

                  "Consolidated Current Liabilities" shall mean, at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of PDK and its Subsidiaries as at such date, including, without limitation, (a) all obligations payable on demand or within one year after the date on which the determination is made and
(b) all Revolving Credit Oustandings.

                  "Consolidated Indebtedness" shall mean, at a particular date, the aggregate amount for PDK and its Subsidiaries of (i) indebtedness or liability for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (including trade obligations or trade letters of credit) ; (iii) obligations of a lessee under Capital Leases; (iv) current liabilities in respect of unfunded vested benefits under any Plan; (v) obligations under stand-by letters of credit issued for the account of the Co-Borrowers, or either of them, or any Subsidiary for purposes other than to support trade indebtedness that would be included in clause (ii) above; (vi) obligations arising under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by the Co-Borrowers, or any of them, or any Subsidiary whether or not the obligations have been




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assumed; and (ix) all other liabilities recorded as such, or which should be recorded as such, on the consolidated financial statements of PDK and its Subsidiaries in accordance with GAAP.

                  "Consolidated Intangibles" shall mean at a particular date, the aggregate amount of all assets of PDK and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, customer lists, unamortized debt discount expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from the revaluation (other than reevaluations arising out of foreign currency valuations in accordance with GAAP) thereof.

                  "Consolidated Liquid Assets" shall mean, at a particular date, all amounts which would, in conformity with GAAP, be included under cash and cash equivalents, marketable securities and net accounts receivable on a consolidated balance sheet of PDK and its Subsidiaries at such date.

                  "Consolidated Net Income" shall mean, at a particular date, the aggregate amount which would, in accordance with GAAP, be classified as consolidated net income, after taxes, in a consolidated income statement of PDK and its Subsidiaries as at such date.

                  "Consolidated Quick Ratio" shall mean the ratio of (i) Consolidated Liquid Assets to (ii) Consolidated Current Liabilities.

                  "Consolidated Total Assets" shall mean, at a particular date, all amounts which would, in conformity with GAAP, be included under total assets on a consolidated balance sheet of a Co-Borrower and its Subsidiaries at such date.

                  "Consolidated Total Liabilities" shall mean, at a particular date, all amounts which would, in conformity with GAAP, be included under total liabilities on a consolidated balance sheet of a Co-Borrower and its Subsidiaries at such date.

                  "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) Unfunded Vested Liabilities of such Person; (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; (h) obligations of such Person as lessee under Capital Leases; (i) indebtedness of such Person evidenced by a note, bond, indenture or similar instrument; and (j) deferred taxes.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.


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                  "Default Rate" means, with respect to the principal of any
Loan and, to the extent permitted by law, any other amount payable by the Co-Borrowers under this Agreement or any Note, a rate per annum equal to 2% above the rate of interest otherwise applicable to such Loan.

                  "Depreciation" means depreciation, in accordance with GAAP.

                  "Dividends" means, for any period, dividends paid by either the Co-Borrower or the Guarantor.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Draft" means a draft in such form as the Agent shall reasonably request.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Co-Borrowers or any Affiliate of the Co-Borrowers or is under common control (within the meaning of Section 414(c) of the Code) with the Co-Borrowers or any Affiliate of the Co-Borrowers.

                  "Eurodollar Loan" shall mean a Revolving Credit Loan at such time as it is made or maintained at a rate of interest based on the Eurodollar Rate.

                  "Eurodollar Rate" shall mean for each Interest Period the rate per annum, adjusted as provided in the following sentence, determined by the

Agent to be the rate at which U.S. dollar deposits are offered to leading banks in the interbank eurodollar market, two (2) Banking Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period, for the number of days in such Interest Period in an amount equal to, for each Eurodollar Loan, the amount of such Eurodollar Loan which will be outstanding during such Interest Period. The interest rate determined under this paragraph shall be adjusted by dividing such interest rate by the number equal to 1.00 minus the Reserve Requirement.

                  "Event of Default" has the meaning given such term in Section 10.1.


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

                  "Facility Documents" means this Agreement, the Notes, the Security Agreement, the Guarantees, the Guarantor Security Agreement, the Subordination Agreement and all other documents or instruments executed in connection herewith or therewith.

                  "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360 day basis of calculation), equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

                  "Final Maturity Date" means the date in which all Term Loans hereunder have reached their respective maturity dates in accordance with their terms, which date shall be no later than the fifth anniversary of the Revolving Credit Termination Date.

                  "Fixed Rate" means, with respect to any Term Loan, the rate per annum determined by the Agent to be equal to the then current yield on U.S. Treasury Securities having maturities approximately corresponding to the Term Loan Maturity Date for such Term Loan plus a margin of 2% per annum.

                  "Forfeiture Proceeding" means the commencement of any action or proceeding affecting the Co-Borrowers, or either of them, or any Guarantors before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which may result in the seizure or forfeiture of any of their property which would cause a Material Adverse Change with respect to the Co-Borrowers, or either of them, or either Guarantor.

                  "Futurebiotics Sublimit" shall mean $4,000,000, or such lesser amount as may be in effect from time to time.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.1.

                  "Guarantees" means the guarantees to be executed by each of the Guarantors, each substantially in the form of Exhibit D.

                  "Guarantor Collateral" means all of the now owned or hereafter acquired personal property of the Guarantors, together with all products and proceeds thereof all as more fully described in the Guarantor Security Agreements.

                  "Guarantors" means, collectively, any now existing or hereafter created subsidiary of either Co-Borrower other than PDI Labs Inc.

                  "Guarantor Security Agreement" means the security agreement to be executed, by each Guarantor, substantially in the form of Exhibit E hereto.


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

                  "Hazardous Substance" means any material, whether animate or inanimate, raw, processed or waste by-product, which in itself or as found or used, is potentially toxic, noxious or harmful to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, or airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including, but in no event limited to all hazardous materials, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined or classified as such under any Environmental Law regardless of the quantity found, used, manufactured or removed from a given location.

                  "Interest Period" shall mean with respect to any Eurodollar Loan, initially, the period commencing on the date of borrowing with respect to such Eurodollar Loan and ending one, two or three months thereafter as selected by the Co-Borrowers in their notice of borrowing as provided in Section 4.1 and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three (3) Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan; provided that:

                  (A) no Interest Period shall end later than the Revolving Termination Date;

                  (B) if any Interest Period would end on a day which is not a Banking Day, that Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and

                  (C) any Interest Period that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month.


                  "Investment" shall mean any stock, evidence of debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business), to another Person, and any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

                  "Letter of Credit" means any letter of credit issued by the Agent for the account of the Co-Borrowers pursuant to the terms of Section 2.7 of this Agreement.

                  "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit and (b) the aggregate amount of unpaid L/C Reimbursement Obligations.

                  "L/C Reimbursement Obligations" means the obligation of the Co-Borrowers to reimburse the Agent pursuant to Section 4.4 for amounts drawn under Letters of Credit.

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                  "Loan" means any Revolving Credit Loan or any Term Loan.

                  "Material Adverse Change" shall mean, with respect to any Person, (i) a material adverse change in the financial condition, business, operations, properties, prospects or assets of such Person or (ii) the occurrence of any event with respect to such Person which could have a material adverse effect on the ability of such Person to perform its obligations under the Facility Documents.

                  "Multiemployer Plan" means a Plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by the Co-Borrowers, or either of them, or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Notes" means, collectively, the Revolving Credit Notes and the Term Notes.

                  "Participating Bank" means any Bank (other than the Agent) with respect to its Participating Interest in each Letter of Credit or Acceptance.

                  "Participating Interest" means, with respect to each Letter of

Credit or Acceptance, (i) in the case of the Agent, its interest (a) in such Letter of Credit and any Application relating thereto, or (b) in such Acceptance and any Acceptance Request relating thereto, as the case may be, in each case after giving effect to the granting of any participating interests therein pursuant hereto and (ii) in the case of each Participating Bank, its undivided participating interest (a) in such Letter of Credit and any Application relating thereto, or (b) in such Acceptance and any Acceptance Request relating thereto, as the case may be.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Acquisition" means the acquisition by the Co-Borrowers, or either of them, of the stock or assets of any Person engaged in a similar type of business as the Co-Borrowers (an "Eligible Business") provided that: (i) after giving effect thereto, the nature and scope of the business of the Co-Borrowers shall not have been materially changed; (ii) the Permitted Acquisition Purchase Price of all such purchases shall not exceed $6,000,000 in the aggregate during any fiscal year of the Co-Borrowers, and that the Permitted Acquisition

Purchase Price of any such acquisition does not exceed $5,000,000 and that not more than $5,000,000 of the Permitted Acquisition Purchase Price of all such acquisitions in the aggregate during any fiscal year of the Borrower shall be paid in cash; (iii) prior to giving effect to such acquisition, the Agent shall be provided with satisfactory evidence that such acquisition shall not be a "hostile" acquisition or other "hostile" transaction (i.e., such transactions shall have been approved by the Board of Directors of the Eligible Business); or
(iv) such Eligible Business, in the case of a purchase of stock, shall be incorporated in or organized under the laws of a State of the United States or, if such acquisition is of assets, such assets shall be located in the United States.

                  "Permitted Acquisition Purchase Price" shall mean, with respect to any Permitted Acquisition, collectively, without duplication, (i) all cash paid by the Co-Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition, including in respect of transaction costs, fees and other expenses incurred by the Co-Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition, (ii) all indebtedness created, and all indebtedness assumed, by the Co-Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition, (iii) the value of all capital stock issued by the Co-Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition and (iv) any deferred portion of the purchase price or any other costs paid by the Co-Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition, including but not limited to consulting agreements and non-compete agreements.

                  "Permitted Liens" means those certain Liens defined in Section

8.2 hereof.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Co-Borrowers, or either of them, or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies provided that such term shall not include plans terminated prior to the date hereof.

                  "Prime Rate" means that rate of interest from time to time announced by the Agent at its principal office as its prime commercial lending rate.

                  "Prime Rate Loan" means any Loan to the extent that it is bearing interest at a rate based upon the Prime Rate.

                  "Principal Office" means the principal office of the Agent, presently located at EAB Plaza, Uniondale, New York 11555 or at such other address as may be designated by the Agent as its principal office.

                  "Prohibited Transaction" shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

                  "Reimbursement Obligations" means, collectively, the L/C Reimbursement Obligations and the Acceptance Reimbursement Obligations.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

                  "Required Banks" shall mean, at any time, Banks having sixty percent (60%) of the Total Commitments.

                  "Reserve Requirement" means, with respect to each Interest Period for each Eurodollar Loan, the aggregate of the maximum rates (expressed as a percentage and rounded upwards if necessary to the nearest 1/100th of 1%) of reserve requirements current on the date two Banking Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and/or from time to time hereafter in effect, relating to reserve requirements prescribed for eurocurrency funding maintained by a member bank of such system. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute "eurocurrency liabilities" (as defined in Regulation D) and, as such, shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available to any bank under Regulation D. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

                  "Revolving Credit Commitment" means, with respect to each Bank, the obligation of such Bank to extend credit to the Co-Borrowers pursuant to Article 2 hereof and subject to the terms hereof in the aggregate principal amounts following, as such amount may be reduced or otherwise modified from time to time:


                           Bank                        Commitment
                           ----                        ----------

                           EAB                         $15,000,000

                  "Revolving Credit Facility" means the Revolving Credit Facility provided for in Article 2 hereof.

                  "Revolving Credit Loans" means any revolving credit loan made by the Banks to the Co-Borrowers pursuant to Section 2.1 hereto.

                  "Revolving Credit Note" means a promissory note of the Co-Borrowers, substantially in the form of Exhibit A hereto, evidencing Revolving Credit Loans made by any Bank hereunder.

                  "Revolving Credit Oustandings" means an amount equal to the sum of (a) the aggregate principal amount of Revolving Credit Loans then outstanding, (b) L/C Obligations then outstanding and (c) Acceptance Obligations then outstanding.

                  "Revolving Credit Termination Date" means the date three years from the date of this Agreement.

                  "Security Agreement" means each Security Agreement in substantially the form of Exhibit B, to be delivered by the Co-Borrowers under the terms of this Agreement.

                  "Solvent" means when used with respect to any Person on a particular date, that on such date: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature and (d) such Person is not engaged in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "Subordinated Debt" means that certain indebtedness listed on
Schedule 1.1 (c) and unsecured Debt of the Co-Borrowers, or either of them, that is subordinated on terms satisfactory to the Banks to the obligations of the Co-Borrowers, or either of them, to the Banks under this Agreement.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                  "Term Loan" means each Term Loan made by the Banks to the Co-Borrowers pursuant to Article 3 hereto.

                  "Term Loan Commitment" means with respect to each Bank, the obligation of the Bank to extend credit to the Co-Borrowers pursuant to Article 3 hereof and subject to the terms and conditions hereof in the aggregate principal amounts following, as such amounts may be reduced or otherwise modified from time to time:

                           Bank                        Commitment
                           ----                        ----------

                           EAB                         $8,500,000

                  "Term Loan Maturity Date" means, with respect to each Term Loan, the date on which such Term Loan matures in accordance with its terms provided that no such date shall extend beyond the fifth anniversary of the Revolving Credit Termination Date.

                  "Term Note" means each promissory note of the Co-Borrowers, substantially in the form of Exhibit A-1 hereto, evidencing a Term Loan made by any Bank hereunder.

                  "Total Commitments" means the sum of the Commitments.

                  "Total Unsubordinated Liabilities" means all Debt of the Co-Borrowers and the Corporate Guarantor, on a consolidated basis, that is not Subordinated Debt excluding all Debt which is contingent indebtedness..

                  "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in New York.

                  "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

         Section 1.2.      Accounting Terms.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE 2.

                            REVOLVING CREDIT FACILITY

         Section 2.1.      Revolving Credit Loans.

                  Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make revolving credit loans in Dollars (the "Revolving Credit Loans") to the Co-Borrowers from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date up to but not exceeding at any one time outstanding, when aggregated with such Bank's Commitment Proportion of the then outstanding L/C Obligations and Acceptance Obligations, the amount of its Revolving Credit Commitment; provided, that no Revolving Credit Loan shall be made if after giving effect to such Loan the Revolving Credit Outstandings at the time of such Loan would exceed the aggregate Revolving Credit Commitments in effect on such date. Revolving Credit Loans may be outstanding as Prime Rate Loans or as Eurodollar Loans; provided, however, that during the occurrence and continuance of a Default or Event of Default, the Banks shall have no obligation to make Eurodollar Loans. Subject to the foregoing limits, the Co-Borrowers may borrow, repay and reborrow, on or after the date hereof and prior to the Revolving Credit Termination Date, all or a portion of the aggregate Revolving Credit Commitments hereunder.

         Section 2.2.      The Notes.

                  The Revolving Credit Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank substantially in the form of Exhibit A with appropriate insertions, duly executed and completed by the Co-Borrowers. Each Bank is hereby authorized to record the date and amount of each Revolving Credit Loan, the date and amount of each payment of principal thereof, and the principal amount subject thereto in such Bank's records and/or on the schedules annexed to and constituting a part of the Revolving Credit Notes, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the obligation of the Co-Borrowers to repay the Revolving Credit Loans. Each Revolving Credit Note (a) shall be dated the date hereof, (b) be stated to mature on the Revolving Credit Termination Date and (c) shall bear interest from and including the date hereof on the unpaid principal amount thereof as follows:

                    (i) Each Prime Rate Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate. Interest on Prime Rate Loans shall be payable monthly on the first Banking Day of each month commencing on the first such date after a Prime Rate Loan is made and upon payment or prepayment in full of the unpaid principal amount thereof.

                    (ii) Each Eurodollar Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate plus a margin of 1-3/4% per annum. Interest on each Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto, and upon payment or prepayment in full of the unpaid principal amount thereof. If applicable, interest on each Eurodollar Loan with an Interest Period greater than one month shall also be payable on the first Business Day of each month from the date of such Eurodollar Loan, and on the first Business Day of each month thereafter.

                    (iii) The unpaid principal amount of all Prime Rate Loans and Eurodollar Loans shall be payable on the Revolving Termination Date. If all or a portion of any principal amount of any loan shall not be paid when due (whether as stated, by acceleration or otherwise), such loan, if a Eurodollar Loan, shall be converted to a Prime Rate Loan at the end of the relevant Interest Period applicable thereto, and any such overdue principal amount shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the terms of this Section 2.2.


         Section 2.3.      Use of Proceeds.

                  (a) The Co-Borrowers shall use the proceeds of the Revolving Credit Loans (i) to refinance all obligations of the Co-Borrowers to The Chase Manhattan Bank and (ii) subject to the Futurebiotics Sublimit, to finance the ongoing working capital needs of the Co-Borrowers for general corporate purposes and general working capital purposes. No part of the proceeds of any of the Loans will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans.

                  (b) The Co-Borrowers agree to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder), relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder, except those caused by such Bank's gross negligence or willful misconduct or the breach of its obligations hereunder.

         Section 2.4.      Borrowing Procedures for Revolving Credit Loans.

                  The Co-Borrowers may request a borrowing under the Revolving Credit Commitments hereunder as provided in Section 4.1. Not later than 1:00 p.m. New York City time on the date of such borrowing, each Bank shall, subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan to be made by it on such day available to the Agent, at the Principal Office and in immediately available funds for the account of the Co-

Borrowers. The amount received by the Agent shall, subject to the conditions of this Agreement, be made available to the Co-Borrowers on the date of such borrowing, in immediately available funds, by the Agent crediting an account of the Co-Borrowers designated by the Co-Borrowers and maintained with the Agent at the Principal Office.

         Section 2.5.      Minimum Amounts.

                  Except for borrowings which exhaust the full remaining amount of the Revolving Credit Commitments and payments which result in the prepayment of all Revolving Credit Loans, each borrowing and payment of principal of Prime Rate Loans shall be in an amount at least equal to $200,000 and, if greater, integral multiples of $100,000, and each borrowing and payment of Eurodollar Loans shall be in an amount at least equal to $500,000 and, if greater, integral multiples of $500,000.

         Section 2.6.      Interest Periods, Continuations and Conversions.

                  (a) In the case of each Eurodollar Loan, the Co-Borrowers shall select an Interest Period of any of the durations set forth in the definition of Interest Period in Section 1.1. and shall notify the Agent of such selection as provided in Section 4.1 hereof.


                  (b) Upon the expiration of an Interest Period for any Eurodollar Loan or any portion thereof, such Loan or portion thereof shall be automatically converted to a Prime Rate Loan, except to the extent that such Loan shall be repaid hereunder or shall be required to be repaid hereunder or unless the Co-Borrowers shall have notified the Agent, as provided in Section
4.1 hereof, of their intention to continue such Loan as a Eurodollar Loan and shall have selected an Interest Period with respect thereto. Subject to the following conditions and to the terms and conditions of this Agreement, the Co-Borrowers shall have the right to convert or continue (as the case may be) any Loan or portion thereof as aforesaid, provided that:

                    (i) if less than all Revolving Credit Loans at the time outstanding shall be converted or continued, the notice given by the Co-Borrowers to the Agent shall specify the aggregate amount of Revolving Credit Loans in each case to be converted or continued and such conversion or continuation shall be made ratably among the Banks in accordance with their respective Commitment Proportions;

                    (ii) in the case of a conversion or continuation of less than all outstanding Revolving Credit Loans, the aggregate principal amount of Revolving Credit Loans to be converted or continued shall not be less than (1) $1,000,000 (and if greater in integral multiples of $500,000 in excess thereof) in the case of conversions to or continuations of Eurodollar Loans or (2) $200,000 (or if greater in integral multiples of $100,000 in excess thereof) in the case of conversions to Prime Rate Loans;

                    (iii) no Revolving Credit Loan may be converted to or continued as a Eurodollar Loan less than one month before the Revolving Credit Termination Date;

                    (iv) a Eurodollar Loan may be converted to a Prime Rate Loan only on the last day of an Interest Period;

                    (v) no Revolving Credit Loan or portion thereof may be converted to or continued as a Eurodollar Loan after the occurrence and during the continuance of a Default or an Event of Default;

                    (vi) the initial Interest Period for any Eurodollar Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Prime Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires; and

                    (vii) no Interest Period in respect of any Eurodollar Loan shall extend beyond the Revolving Credit Termination Date.

         Section 2.7.      Letters of Credit.

                  (a) Generally. Subject to the terms and conditions hereof, the Agent, in reliance on the agreements of the other Banks set forth in subsection 2.7(d)(i), agrees to issue letters of credit (the "Letters of Credit") for the account of the Co-Borrowers on any Banking Day prior to the Revolving Credit Termination Date in such form as may be approved from time to time by the Agent; provided that the Agent shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments as then in effect or
(ii) the L/C Obligations plus the Acceptance Obligations would exceed $2,000,000 in the aggregate. Each Letter of Credit shall be denominated in Dollars and shall expire no later than one year after the date of issuance and in any event no later than the Revolving Credit Termination Date.

                    (i) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                    (ii) The Agent shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Agent or any Participating Banks to exceed any limits imposed by, any applicable law.

                    (iii) In no event shall the aggregate face amount of the Letters of Credit outstanding plus the aggregate Acceptance Obligations hereunder exceed $2,000,000.

                  (b) Procedure for Issuance of Letters of Credit. The Co-Borrowers may from time to time request that the Agent issue a Letter of Credit by delivering to the Agent at its address for notices specified herein an Application therefor, including by electronic transmission, completed to the satisfaction of the Agent, and such other certificates, documents and other papers and information as the Agent may require. Upon receiving a completed Application and such other certificates, documents and other papers and information, the Agent will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Agent be required to issue any Letter of Credit earlier than three Banking Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Agent and the Co-Borrowers. The Agent shall furnish a copy of such Letter of Credit to the Co-Borrowers promptly following the issuance thereof.

              (c)   Fees, Commissions and Other Charges.

                    (i) Subject to the Agent's minimum commissions established from time to time, the Co-Borrowers shall pay to the Agent, for the account of the Agent and the Participating Banks, a letter of credit commission with respect to each Letter of Credit that is a standby letter of credit, in an amount equal to 1% per annum of the face amount of each such Letter of Credit at the time such Letter of Credit is established, to be shared ratably among the Agent and the Participating Banks in accordance with their respective Commitment Proportions. Subject to the Agent's minimum commissions established from time to time, the Co-Borrowers shall pay to the Agent, for the account of the Agent and the Participating Banks, a letter of credit commission with respect to each Letter of Credit other than a standby letter of credit in an amount equal to 1/4 of 1% of the face amount of each such Letter of Credit at the time such Letter of Credit is established and 1/4 of 1% of the amount paid on each such Letter of Credit when there is a drawing thereon.

                    (ii) In addition to the foregoing commissions, the Co-Borrowers shall pay or reimburse the Agent for such normal and customary costs and expenses as are incurred or charged by the Agent in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                    (iii) The Agent shall, at the end of each month, distribute to itself and the Participating Banks all commissions received by the Agent for their respective accounts pursuant to this subsection.

              (d)   Participating Banks.

                    (i) The Agent irrevocably agrees to grant and hereby grants to each Participating Bank , and, to induce the Agent to issue Letters of Credit hereunder, each Participating Bank irrevocably agrees to accept and purchase and hereby accepts and purchases from the Agent, on the terms and conditions hereinafter stated, for such Participating Bank's own account and risk, an undivided interest equal to such Participating Bank's Commitment Proportion in the Agent's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Agent thereunder. Each Participating Bank unconditionally and irrevocably agrees with the Agent that, if a draft is paid under any Letter of Credit for which the Agent is not reimbursed in full by the Co-Borrower in accordance with the terms of this Agreement or the Application, as the case may be, such Participating Bank shall pay to the Agent upon demand at the Agent's address for notices specified herein an amount equal to such Participating Bank's Commitment Proportion of the amount of such draft, or any part thereof, which is not so reimbursed.

                    (ii) If any amount required to be paid by any Participating Bank to the Agent pursuant to subsection 2.7(d)(i) in respect of any unreimbursed portion of any payment made by the Agent under any Letter of Credit is paid to the Agent within three Banking Days after the date such payment is due, such Participating Bank shall pay to the Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by the Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Agent, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Participating Bank pursuant to subsection 2.7(d)(i) is not in fact made available to the Agent by such Participating Bank within three Banking Days after the date such payment is due, the Agent shall be entitled to recover from such Participating Bank, on demand, such amount with interest thereon calculated from such date at the rate per annum applicable to Prime Rate Loans which are not overdue hereunder. A certificate of the Agent submitted to any Participating Banks with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                    (iii) Whenever, at any time after the Agent has made payment under any Letter of Credit and has received from any Participating Bank its pro rata share of such payment in accordance with subsection 2.7(d)(i), the Agent receives any payment related to such Letter of Credit (whether directly from the Co-Borrowers or otherwise, including proceeds of collateral applied thereto by the Agent), or any payment of interest on account thereof, the Agent will, within three Banking Days after receipt thereof, distribute to such Participating Bank its pro rata share thereof; provided, however, that in the event that any such payment received by the Agent shall be required to be returned by the Agent, such Participating Bank shall, within three Banking Days, return to the Agent the portion thereof previously distributed by the Agent to it. If any amount payable under this paragraph is paid within three Banking Days after such payment is due, the Bank which owes such amount shall pay to the Bank to which such amount is owed on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by such Bank, during the period from and including the date such payment is required to the date on which such payment is made available to such Bank, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any amount required to be paid under this paragraph is not in fact made available to the Bank to which such amount is owed within three Banking Days after the date such payment is due, such Bank shall be entitled to recover from the Bank which owes such amount, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Rate Loans which are not overdue hereunder.

                  (e) Obligations Absolute. The Co-Borrowers' obligations under this Section 2.7 and Section 4.4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Co-Borrowers may have or have had against the Agent or any beneficiary of a Letter of Credit. The Co-Borrowers also agree with the Agent that the Agent shall not be responsible for, and the Co-Borrowers' L/C Reimbursement Obligations under Section 4.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Co-Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Co-Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Agent's gross negligence or willful misconduct. The Co-Borrowers agree that any action taken or omitted by the Agent under or in connection with any Letter of Credit (including any Existing Letter of Credit) or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Co-Borrowers and shall not result in any liability of the Agent to the Co-Borrowers.

                  (f) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Agent shall promptly notify the Co-Borrowers of the date and amount thereof. The responsibility of the Agent to the Co-Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  (g) Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.7, the provisions of this Section 2.7 shall apply. The Co-Borrowers acknowledge and agree that all rights of the Agent under any Application shall inure to the benefit of each Participating Bank to the extent of its Commitment Proportion as fully as if such Participating Banks were a party to such Application.

         Section 2.8.      Acceptances.

              (a)   Generally.

                    (i) Subject to the terms and conditions hereof, the Agent, in reliance of the agreements of the other Banks set forth in subsection 2.8(c)(i), agrees to create acceptances (the "Acceptances") in respect of Drafts drawn on the Agent by the Co-Borrowers and discounted by the Agent for the account of the Co-Borrowers on any Banking Day prior to the Termination Date; provided that the Agent shall have no obligation to create any Acceptance, if after giving effect to such creation, (i) the Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments as then in effect or (ii) the Acceptance Obligations plus the L/C Obligations would exceed $2,000,000 in the aggregate. Upon the creation of any Acceptance hereunder, the Co-Borrowers shall be deemed to have requested that the Agent discount such Draft pursuant to, subsection 2.8(d) hereof

                    (ii) The Agent shall not at any time be obligated to create an Acceptance hereunder if such creation would conflict with, or cause the Agent or any Participating Bank to exceed any limits imposed by any applicable law or if, for reasons beyond the control of the Agent, such Acceptance does not comply with applicable requirements of Section 13 of the Federal Reserve Act or the regulations of the Board of Governors of the Federal Reserve System of the United States of America governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' acceptances.

              (b)   Procedure for Creation of Acceptances.

                    (i) The Co-Borrowers may from time to time request the creation of Acceptances hereunder by delivering to the Agent at its address for notices specified herein, (A) an Acceptance Request, completed to the satisfaction of the Agent and specifying, among other things, the date (which must be a Banking Day), maturity and amount of the Draft to be accepted, (B) to the extent not theretofore supplied to the Agent in accordance with subsection 2.8(g), a Draft to be drawn on the Agent, appropriately completed in accordance with this subsection 2.8(b) and (C) such other certificates, documents and other papers and information as the Agent may reasonably request.

                    (ii) Each Draft submitted by the Co-Borrowers for acceptance hereunder shall be denominated in Dollars, shall be dated the date specified in the Acceptance Request with respect thereto and shall be stated to mature on a Banking Day which is 30, 60, 90, 120, 150 or 180 days after the date thereof provided that no Draft submitted for acceptance hereunder shall be stated to mature on a date after the Revolving Credit Termination Date. Acceptances created hereunder shall be in minimum face amounts of $500,000 and, if greater, in integral multiples of $100,000 in excess thereof.

                    (iii)     Subject to subsection 2.8(b)(iv), not later than

                              the close of business at its address for notices specified herein on the Banking Day specified in an Acceptance Request, and upon fulfillment of the applicable conditions set forth in Section 5.1, the Agent shall, in accordance with such Acceptance Request, (A) complete the date, amount and maturity of each Draft presented for acceptance (to the extent not completed by the Co-Borrowers), (B) accept such Drafts and (C) upon such acceptance, discount such Acceptances in accordance with subsection 2.8(d).

                    (iv) The acceptance and discounting of Drafts by the Agent hereunder shall at all times be in the sole and absolute discretion of the Agent.

              (c)   Acceptance Participation.

                    (i) The Agent irrevocably agrees to grant and hereby grants to each Participating Bank, and, to induce the Agent to create Acceptances hereunder, each Participating Bank irrevocably agrees to accept and purchase and hereby accepts and purchases from the Agent, on the terms and conditions hereinafter stated, for such Participating Bank's own account and risk, an undivided interest equal to such

                              Participating Bank's Commitment Proportion in the Agent's obligations and rights under each Acceptance created hereunder and the face amount of each Acceptance created by the Agent. Each Participating Bank unconditionally and irrevocably agrees with the Agent that, if the Agent is not reimbursed in full by the Co-Borrowers for the face amount of any Acceptance in accordance with the terms of this Agreement, such Participating Bank shall pay to the Agent upon demand at the Agent's address for notices specified herein an amount equal to such Participating Bank's Commitment Proportion of the face amount of such Acceptance, or any part thereof, which is not so reimbursed.

                    (ii) If any amount required to be paid by any Participating Bank to the Agent pursuant to subsection 2.8(c)(i) in respect of any unreimbursed portion of any payment made by the Agent under any Acceptance is paid to the Agent within three Banking Days after the date such payment is due, such Participating Bank shall pay to the Agent on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Rate, as quoted by the Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Agent, times (C) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Participating Bank pursuant to subsection 2.8(c)(i) is not in fact made available to the Agent by such Participating Bank within three Banking Days after the date such payment is due, the Agent shall be entitled to recover from such Participating Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Rate Loans which are not overdue hereunder. A certificate of the Agent submitted to any Participating Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                    (iii) Whenever, at any time after the Agent has made payment under any Acceptance and has received from any Participating Bank its pro rata share of such payment in accordance with subsection 2.8(c)(i), the Agent receives any payment related to such Acceptance (whether directly from the Co-Borrowers or otherwise, including proceeds of collateral applied thereto by the Agent), or any payment of interest on account thereof, the Agent will, within three Banking Days after receipt thereof, distribute to such Participating Bank its pro rata share thereof; provided, however, that in the event that any such payment received by the Agent shall be required to be returned by the Agent, such Participating Bank shall, within three Banking Days, return to the Agent the portion thereof previously distributed by the Agent to it. If any amount payable under this paragraph is paid within three Banking Days after such payment is due, the Bank which owes such amount shall pay to the Bank to which such amount is owed on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Rate, as quoted by such Bank, during the period from and including the date such payment is required to the date on which such payment is made available to such Bank, times (C) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any amount required to be paid under this paragraph is not in fact made available to the Bank to which such amount is owed within three Banking Days after the date such payment is due, such Bank shall be entitled to recover from the Bank which owes such amount, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Rate Loans which are not overdue hereunder.

              (d)   Discount of Acceptances, etc.

                    (i) The Agent agrees, on the terms and conditions of this Agreement, that on any date on which it creates an Acceptance hereunder, the Agent will discount such Acceptance at the Acceptance Rate plus 1-3/4%, by making available to the Co-Borrowers an amount in immediately available funds equal to the face amount of each Acceptance created by the Agent on such date less such discount and notify the Agent that such Draft has been accepted and discounted by the Agent. The Agent will then pay to the Agent for the account of the Co-Borrowers an amount equal to the proceeds of such discount.

                    (ii) On the date that any Acceptance is discounted pursuant to subsection 2.8(d)(i), the Agent shall pay to each Participating Bank an amount equal to 1-3/4% of such Participating Bank's Commitment Proportion of the face amount of such Acceptance.

                    (iii) In addition, the Co-Borrowers shall pay or reimburse the Agent for such normal and customary costs and expenses as are incurred or charged by the Agent in connection with the creation, discount or administration of Acceptances.

              (e)   Mandatory Prepayment.

                    (i) In the event that (A) there is a change in, or change in interpretation of, any applicable law, rule or regulation (such determination or such change, a "Reserve Determination"), in either case to the effect that any bankers' acceptance created hereunder or in connection with a substantially similar facility (whether or not either the Co-Borrowers or any Bank is directly involved as a party) will be ineligible for reserve-free treatment (or, if already discounted, should have been ineligible for reserve-free treatment) under Section 13 of the Federal Reserve Act or any other regulation or rule of the Board of Governors of the Federal Reserve System of the United States of America, and as a result any Bank is required to maintain, or determines as a matter of prudent banking practice that it is appropriate for it to maintain, additional reserves, or (B) any restriction is imposed on any Bank (including, without limitation, any change in acceptance limits imposed on any Bank) which would prevent such Bank from creating or participating in bankers' acceptances or otherwise performing its obligations in respect of the Acceptances, then the Agent may, or upon the direction of the Banks, the Agent shall, by notice to the Co-Borrowers, demand prepayment of all outstanding Acceptances (if such prepayment is required), and the Agent shall have no further obligation to accept or discount Drafts hereunder. The Co-Borrowers agree that they shall, within two Banking Days of its receipt of a notice of mandatory prepayment of the Acceptances, prepay all Acceptance Obligations in accordance with the provisions of subsection 2.8(e)(ii) hereof.

                    (ii) Any prepayment of any Acceptance Obligation made pursuant hereto shall be made to the Agent and shall be in an amount equal to the face amount of such Acceptance minus a prepayment discount calculated by the Agent in accordance with its customary practice for similar Acceptances and communicated to the Co-Borrowers; provided that, in the event that the Co-Borrowers fail to make such prepayment as provided in this subsection 2.8(e)(ii), such Acceptance Obligation shall be automatically converted into Loans in the amount of such prepayment. The Borrowing Date with respect to such borrowing shall be the date of such prepayment.

                    (iii) Except as otherwise provided herein, Acceptances may not be prepaid prior to maturity.



                  (f) Obligations Absolute. The Co-Borrowers' obligations under this Section 2.8 and Section 4.4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Co-Borrowers may have or have had against the Agent. The Co-Borrowers also agree with the Agent that the Agent shall not be responsible for, and the Co-Borrowers' Acceptance Reimbursement Obligations under Section
4.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Co-Borrowers or any other party to which such Acceptance may be transferred or any claims whatsoever of the Co-Borrowers or any such transferee. The Co-Borrowers agree that any action taken or omitted by the Agent under or in connection with any Acceptance or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Co-Borrowers and shall not result in any liability of the Agent to the Co-Borrowers.

                  (g) Supply of Drafts. To enable the Agent to create Acceptances in the manner specified in this Section 2.8, the Co-Borrowers may provide to the Agent, on the Closing Date and thereafter from time to time upon request of the Agent or the Agent, such number of blank Drafts conforming to the requirements hereof as the Agent or the Agent may reasonably request, each duly executed on behalf of the Co-Borrowers, and the Agent shall hold any such documents in safekeeping. The Co-Borrowers and the Agent hereby agree that in the event that any authorized signatory of the Co-Borrowers whose signature shall appear on any Draft shall cease to have such authority at the time that an Acceptance is to be created with respect thereto, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in full force and effect at the time of such creation.

                  (h) Delivery of Certain Documentation. Upon request by the Agent, the Co-Borrowers shall furnish to the Agent (a) a copy of the contract of sale or any bill of lading, warehouse receipt, policy or certificate of insurance or other document covering or otherwise relating to each shipment of goods, if any, specified in the Acceptance Request relating to such Acceptance and (b) such other documents or information as the Agent shall reasonably request with respect to the creation of such Acceptance.

                  (i) Notice. The Agent shall notify the Federal Reserve Bank of New York of the terms under which Acceptances may be made if requested or required to do so by such institution.

                  (j) Use of Proceeds. The proceeds of the Acceptances shall be used in transactions which fulfill the requirements of Section 13 of the Federal

Reserve Act or the regulations of the Board of Governors of the Federal Reserve System of the United States of America governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' acceptances or for general working capital purposes.

         Section 2.9.      Voluntary Prepayment of Revolving Credit Loans.

                  The Co-Borrowers may prepay any Prime Rate Loan without premium or penalty in whole at any time or in part from time to time, and any Eurodollar Loan without premium or penalty in whole or in part on the last day of any Interest Period applicable thereto. Eurodollar Loans may not be prepaid during an Interest Period unless together with such payment, the Co-Borrowers pay any amounts required to be paid in accordance with Section 2.13(iv) hereof. Partial prepayments of the Revolving Credit Loans shall be in minimum principal amount of $200,000 (or integral multiples of $100,000 in excess thereof) if repayment is of a Prime Rate Loan, and $1,000,000 (or integral multiples of $500,000 in excess thereof) if repayment is of a

Eurodollar Loan, together with payment of accrued interest thereon to the date of the prepayment (and, if applicable, the payment required by Section 2.13
(iv)). The Co-Borrowers shall give to the Agent and each Bank at least three (3) Business Days prior written, telegraphic or tested telex notice of any repayment or prepayment of any Eurodollar Loan, specifying the date and the amount thereof.

         Section 2.10.     Inability to Determine Rate.

                  If with respect to any Interest Period pertaining to a Eurodollar Loan, the Agent determines that extraordinary circumstances affecting the relevant market make it impracticable to ascertain the interest rate applicable for such Interest Period, the Agent shall promptly notify the Co-Borrowers and each Bank of such determination and no additional Eurodollar Loans shall be made nor shall there be any conversions thereto until such notice is withdrawn. If any Eurodollar Loan is outstanding on the date of such notice and such notice has not been withdrawn on the last day of the then current Interest Period applicable thereto, the Co-Borrowers may on the last day of such Interest Period either convert such Eurodollar Loan to a Prime Rate Loan or prepay the outstanding principal balance thereof and accrued interest thereon in full.

         Section 2.11.     Illegality.

                  Notwithstanding any other provisions of this Agreement, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, then (a) such Bank shall promptly notify the Agent thereof (with a copy to the Co-Borrowers) and such Bank's obligation to make or maintain Eurodollar Loans or convert Prime Rate Loans to Eurodollar Loans shall forthwith be suspended until such time as such Bank may again make and maintain such Loans and (b) Loans then outstanding as Eurodollar Loans, if any, shall be converted to Loans bearing interest at the Prime Rate on the last day of the Interest Period applicable thereto or within such earlier period as required by law. The Co-Borrowers hereby agree to promptly pay to the Agent for the benefit of the affected Bank, upon the demand of such Bank through the Agent, any amounts required by Section 2.13(iv) resulting from a prepayment of a Eurodollar Loan.

         Section 2.12.     Requirement of Law.

                  In the event that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                    (i) does or shall subject such Bank to any tax of any kind whatsoever with respect to this Agreement, its Commitment, the Notes or any Loans made hereunder, or change the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of any tax presently imposed on such Bank);

                    (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate hereunder;

                    (iii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining commitments, advances or extensions of credit to the Co-Borrowers or to reduce any amount receivable from the Co-Borrowers thereunder then, in any such case, the Co-Borrowers shall promptly pay to the Agent for the account of each Bank, upon the demand of such Bank through the Agent, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to this Agreement, its Commitment, the Notes or the Loans made hereunder. If any Bank becomes entitled to claim any additional amounts pursuant to this Section 2.12, it shall promptly notify the Co-Borrowers and the Agent of the event by reason of which it has become so entitled. A certificate setting forth calculations as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Agent and the Co-Borrowers shall be conclusive in the absence of manifest error.

         Section 2.13.     Indemnification.

                  The Co-Borrowers agree to indemnify each Bank (including, without limitation, the Agent) and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (i) default by the Co-Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (ii) default by the Co-Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Co-Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Co-Borrowers in making any prepayment after the Co-Borrowers have given a notice thereof in accordance with the provisions of this Agreement, or (iv) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss (including lost profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                                   ARTICLE 3.

                             THE TERM LOAN FACILITY.

         Section 3.1.      Generally

                  Subject to the terms and conditions hereof, the Banks agree to make Term Loans to the Co-Borrowers on or before the Revolving Credit Termination Date in an aggregate principal amount not to exceed $8,500,000 at any one time. The Term Loans may initially bear interest at a floating rate equal to the Prime Rate or at a Fixed Rate, as determined by the Co-Borrowers and notified to the Agent in accordance with Section 3.1, provided, however, that the minimum principal amount of any Term Loan shall be $250,000.

         Section 3.2.      The Term Notes.

                  Each Term Loan made by any Bank hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A-1 hereto, with appropriate insertions, payable to the order of such Bank and representing the obligation of the Co-Borrowers to pay the unpaid principal balance of such Term Loan, with interest thereon as provided herein. Each Bank is hereby authorized to record the type of its Term Loan, the date or amount of each payment or prepayment of principal thereof and the date and amount of each payment of interest thereon in the Bank's records and/or on a schedule annexed to its Term Note and, absent manifest error, any such recordation shall constitute conclusive evidence of the accuracy of the information so recorded;

provided, however, that the failure to record such information shall not affect the Co-Borrowers' obligations to repay the Term Loans. Each Term Note (a) shall be dated the date such Term Loan is made (b) shall be stated to mature not less than two (2) years or more than five (5) years after the date such Loan is made and (c) shall bear interest for a period from the date such Loan is made until it is paid in full on the unpaid principal amount thereof at the applicable rates per annum specified herein.

         Section 3.3.      Amortization of Term Loans.

                  Term Loans made hereunder shall, at the Co-Borrowers' election, have terms of not less than two (2) years and not more than five (5) years. The principal balance of each Term Loan shall be paid in equal consecutive monthly installments commencing on the first day of the month following the date on which such Term Loan is made and ending on the relevant Term Loan Maturity Date.

         Section 3.4.      Interest on Term Loans.

                  The Co-Borrowers shall pay interest on the outstanding and unpaid principal amount of each Term Loan made hereunder at the Co-Borrowers option, at a floating rate equal to the Prime Rate or at a Fixed Rate. If the Co-Borrowers elect the floating rate, (i) each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate and
(ii) at any time prior to the date six months before the Term Loan Maturity the Co-Borrowers may convert such Term Loan to a Loan bearing interest at a Fixed Rate by giving the Agent five (5) Banking Days prior written notice. Interest shall be calculated on the basis of a year of 360 days and shall be paid to the Banks in arrears on the first day of each month as provided in Section 4.6 and on the relevant Term Loan Maturity Date. Any principal amount not paid when due (at maturity in acceleration or otherwise) shall bear interest thereafter until paid at a rate which shall be two percent (2%) above the rate which would otherwise be applicable hereunder.

         Section 3.5.      Use of Proceeds of Term Loans.

                  The Co-Borrowers shall use the proceeds of Term Loans made hereunder to finance the Capital Expenditures of the Co-Borrowers and to refinance existing Debt of the Co-Borrowers. No part of the proceeds of any of the Term Loans will be used for any purpose which violates the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System in effect on the date of making such Loans.

         Section 3.6.      Borrowing Procedure for Term Loans.

                  The Co-Borrowers may request a borrowing under the Term Loan Commitments hereunder as provided in Section 4.1. Not later than 1:00 p.m. New

York City time on the date of such borrowing, each Bank shall, subject to the conditions of this Agreement, make the amount of the Term Loan to be made by it on such day available to the Agent, at the Principal Office and in immediately available funds for the account of the Co-Borrowers. The amount received by the Agent shall, subject to the conditions of this Agreement, be made available to the Co-Borrowers on the date of such borrowing in immediately available funds, by the Agent crediting an account of the Co-Borrowers designated by the Co-Borrowers and maintained with the Agent at the Principal Office.

                                   ARTICLE 4.

                  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.

         Section 4.1.      Certain Notices; etc.

                  (a) Notices by the Co-Borrowers to the Agent of each borrowing pursuant to Section 2.4 and 3.6, each continuation or conversion of a Loan pursuant to Section 2.6 and of each prepayment of Term Loans pursuant to Section 4.2(d) shall be irrevocable and shall be effective on the date of receipt only if received by the Agent not later than 11:00 a.m., New York City time, and (i) in the case of borrowings of Revolving Credit Loans bearing interest at the Prime Rate or conversion of Eurodollar Loans to Prime Rate Loans, given on the day of the requested borrowing or conversion; (ii) in the case of borrowings of Eurodollar Loans or conversions of Prime Rate Loans to Eurodollar Loans or continuation of Eurodollar Loans, given three (3) Banking Days prior to the date of the proposed borrowing, continuation or conversion; (iii) in the case of borrowings of Term Loans, given ten (10) Banking Days to the date of the proposed borrowing and (iv) in the case of prepayment of Term Loans, given ten
(10) days prior thereto. Each such notice of borrowing of Eurodollar Loans or conversions to or continuations of Eurodollar Loans shall specify an Interest Period to be applicable to each such Loan. Each such notice of prepayment of Term Loans shall specify the Term Loans to be prepaid. The Agent shall notify the Banks of the contents of each such notice with reasonable promptness.

                  (b) Each Bank will make its share of each borrowing available to the Agent by 1:00 p.m. on the date of such borrowing in immediately available funds. Unless any applicable condition specified in Article 5 has not been satisfied, the amounts so received by the Agent will be made available to the Co-Borrowers on the date of such borrowing by credit to an account of the Co-Borrowers maintained at the Agent.

         Section 4.2.      Prepayments.

                  (a) Mandatory Prepayment. In the event that the Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments at any time prior to the Revolving Credit Termination Date, the Co-Borrowers shall promptly pay or prepay so much of the Revolving Credit Loans outstanding as shall be necessary in order to eliminate such excess.

                  (b) Accrued Interest. All prepayments made pursuant to this

Section 4.2 shall be accompanied by the payment of all accrued interest on the amount so prepaid.

                  (c) Outstanding L/C Obligations and/or Acceptance Obligations. To the extent that at any time after giving effect to any prepayment required by this Section 4.2, the sum of then outstanding L/C Obligations and Acceptance Obligations exceeds the Revolving Credit Commitments then in effect, the Co-Borrower shall, without notice or demand, immediately deposit in a cash collateral account with the Agent, as collateral security for the liability of the Agent (whether direct or contingent) under any Letters of Credit then outstanding or under any Acceptances then outstanding, an amount equal to the amount by which the sum of the then outstanding L/C Obligations and Acceptance Obligations exceeds the Revolving Credit Commitments then in effect.

                  (d) Prepayment of Term Loans. Any Term Loan may be prepaid in whole or in minimum amounts of $100,000 or integral multiples thereof, at any time, upon at least ten (10) days' notice. If such Term Loan is bearing interest as a rate based on the Prime Rate, prepayment shall not be subject to premiums or penalty. However, if such Term Loan is bearing interest at a Fixed Rate, such prepayment shall be accompanied by interest accrued on the amount prepaid through the date of prepayment together with a prepayment charge equal to the present value of (a) (i) the difference between the Fixed Rate then in effect, and the then current yield on U.S. Treasury Securities with maturities approximately equal to the remaining time between the date of prepayment and the Maturity Date (expressed as a percentage), multiplied by (ii) the total amount of principal prepaid, divided by (iii) 360 multiplied by the actual number of days remaining until the Maturity Date. Each prepayment shall be made together with interest accrued thereon to and including the date of prepayment and shall be applied to the last maturing monthly installments of principal in inverse order of their respective maturities.

         Section 4.3.      Fees.

                  (a) Origination Fee. The Co-Borrowers agree to pay to the Agent for its own account an origination fee equal in accordance with the terms of a fee letter dated the date hereof and executed by and between the Co-Borrowers and the Agent.

                  (b) Commitment Fees. The Co-Borrowers agree to pay to the Agent for the account of the Banks a commitment fee for the period commencing on the Closing Date to and including the Revolving Credit Termination Date or such earlier date as the Total Commitments shall terminate in accordance with the terms and provisions hereof, computed at the rate of 1/4% of 1% per annum on the average daily unused portion of the Total Commitments. Each Bank shall be entitled to its Commitment Proportion of such commitment fees. All commitment fees payable under this subsection (b) shall be payable quarterly, in arrears, on the first Banking Day of January, April, July and October of each year and on the Revolving Credit Termination Date.


         Section 4.4.      Reimbursement Obligations

                  (a) The Co-Borrowers agree to reimburse the Agent on demand on each date on which the Agent notifies the Co-Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Agent for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Agent in connection with such payment. Each such payment shall be made to the Agent at EAB Plaza, Uniondale, New York 11555 in lawful money of the United States of America and in immediately available funds. Each drawing under any Letter of Credit, to the extent not reimbursed by the Co-Borrowers on the date of such drawing, shall constitute a request by the Co-Borrowers to the Agent for a borrowing pursuant to Section 2.1 of a Revolving Credit Loan in the amount of such drawing the proceeds of which shall be applied by the Agent to such reimbursement obligation. The Borrowing Date with respect to such borrowing shall be the date of such drawing. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable until payment in full at a rate which would be payable on any outstanding Revolving Credit Loans which were then overdue.

                  (b) The Co-Borrowers shall be obligated, and hereby unconditionally agree to reimburse the Agent on demand on the maturity date thereof or on such earlier date as the Acceptance Obligations shall become or shall have been declared due and payable in an amount equal to the face amount of each Acceptance created by the Agent hereunder. Each such payment shall be made to the Agent at EAB Plaza, Uniondale, New York 11555 in lawful money of the United States of America and in immediately available funds. Each payment under any Acceptance, to the extent not paid by the Co-Borrowers to the Agent on the date of such payment, shall constitute a request by the Co-Borrowers to the Agent for a borrowing pursuant to Section 2.1 of a Revolving Credit Loan in the amount of such payment the proceeds of which shall be applied by the Agent to such payment obligation. The Borrowing Date with respect to such borrowing shall be the date of such payment. Interest shall be payable on any and all amounts remaining unpaid by the Co-Borrowers under this subsection from the date such amounts became payable until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans which were then overdue.

         Section 4.5.      Requirements of Law.

                  In the event that any Bank shall have reasonably determined that any change in any law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any governmental authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit or Acceptance to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Co-Borrowers, as the case may be (with a copy to the Agent) of a written request therefor, the Co-Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         Section 4.6.      Payments Generally.

                  (a) All payments under this Agreement or the Notes, shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at EAB Plaza, Uniondale, New York 11555 for the account of each Bank. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Co-Borrowers, or of either of them, with the Agent. The Co-Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Co-Borrowers under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Article 10). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank.

                                   ARTICLE 5.

                              CONDITIONS PRECEDENT.

         Section 5.1.      Documentary Conditions Precedent.

                  The obligations of the Banks to make the Loans constituting the initial borrowing are subject to the conditions precedent that:

                  (a) the Agent shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent and its counsel:

                    (i) this Agreement and the Notes duly executed by the Co-Borrowers;

                    (ii) a certificate of the Secretary of each of the Co-Borrowers, dated the Closing Date, attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and
                              performance of the Facility Documents and each other document to be delivered pursuant to this Agreement, together with certified copies of the certificate or articles of incorporation and the by-laws of each of the Co-Borrowers; and, such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                    (iii) a certificate of the Secretary of each of the Co-Borrowers, dated the Closing Date, certifying the names and true signatures of the officers of such entity authorized to sign the Facility Documents and the other documents to be delivered by such entity under this Agreement;

                    (iv) a certificate of a duly authorized officer of each of the Co-Borrowers, dated the Closing Date, stating that the representations and warranties in
                              Article 6 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                    (v) Security Agreements duly executed by each of the Co-Borrowers, together with (A) fully completed and executed financing statements on Form UCC-1, in proper form for filing duly filed under the Uniform Commercial Code in all jurisdictions necessary or, in the reasonable discretion of the Agent, desirable to perfect the security interests to be granted hereunder and under the Security Agreements and (B) UCC search results identifying all of the financing statements on file with respect to each Co-Borrower in all jurisdictions referred to under clause (A) hereof, indicating that no party claims an interest in any of the Collateral;

                    (vi) a favorable opinion of counsel for the Co-Borrowers and Guarantors, dated the Closing Date, in form and substance satisfactory to the Agent and its counsel;

                    (vii) satisfactory evidence that the Co-Borrowers are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each other jurisdiction where qualification is necessary;

                    (viii) audited consolidated balance sheet of PDK and its Subsidiaries as of November 30, 1996, and

                              consolidated income statement and statement of cash flows of PDK and its Subsidiaries for the fiscal year then ended, all prepared in accordance with GAAP, together with the unqualified opinion thereon of Holtz Rubenstein & Co., LLP, independent certified public accountants, together with corresponding management prepared consolidating financial statements of PDK and its Subsidiaries, all prepared in accordance with GAAP under the supervision of the chief financial officer of PDK, and unaudited consolidated and consolidating balance sheets of PDK and its Subsidiaries as at May 31, 1997, together with consolidated and consolidating income statements and statements of cash flows of PDK and its Subsidiaries, for the fiscal quarter ended May 31, 1997, and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each prepared by or under the supervision of the chief financial officer of PDK in accordance with GAAP;

                    (ix) an audited balance sheet of Futurebiotics as of November 30, 1996 and income statement and statement of cash flows of Futurebiotics for the fiscal year then ended, all prepared in accordance with GAAP, together with an unqualified opinion thereon of Holtz Rubenstein & Co., LLP, independent certified public accountants and an unaudited balance sheet of Futurebiotics as at May 31, 1997, together with an income statement and statement of cash flows of Futurebiotics for the fiscal quarter ended May 31, 1997 and for the period ending at the end of the previous fiscal year and ending with the end of such quarter, each prepared by or under the supervision of the chief financial officer of Futurebiotics in accordance with GAAP;

                    (x) original certificates of insurance covering the Collateral and the other assets and the business of the Co-Borrowers, which certificates shall designate the Agent as the "loss payee" and as an "additional insured", in form and substance and in amounts and with carriers satisfactory to the Agent in all respects together with copies of each policy described in such certificates;


                    (xi) evidence satisfactory to the Agent that the products liability insurance referred to in
                              Section 7.3 hereof is in full force and effect on the date hereof;

                    (xii) a complete copy of the supply agreement executed by and between PDK and Futurebiotics, together with all amendments, supplements or modifications thereof;

                    (xiii) for each of PDK and Futurebiotics, summary accounts receivable and accounts payable agings and detailed accounts receivable and accounts payable agings for its 10 largest customers or vendors, as the case may be, and for its 10 largest customers or vendors, as the case may be, with account balances that remain unpaid for ninety days or more, for the most recent month then ended, in form and substance satisfactory to the Agent;

                    (xiv) landlord's waivers, in form and substance satisfactory to the Agent, for each location leased by the Co-Borrowers or the Guarantors, or any of them, where assets of the Co-Borrowers or the Guarantors, or any of them, are located;

                    (xv) a certified copy of the certificate of dissolution of C&C Enterprises, Inc.; and

                    (xvi) such other documents, instruments, agreements, approvals, opinions and evidence as the Agent may reasonably require.

                  (b) the Co-Borrowers shall have paid or caused to be paid in full all fees and expenses required to be paid hereunder or in connection herewith, and including all fees and expenses of the Agent incurred in connection with the preparation, execution and delivery of this Agreement and the other Facility Documents and the consummation of the transactions contemplated thereby;

                  (c) the Co-Borrowers shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by the Co-Borrowers of their obligations hereunder and such consents, permits and approvals shall continue in full force and effect;

                  (d) the Agent shall be satisfied that all obligations of the Co-Borrowers and The Chase Manhattan Bank shall have been paid in full;


                  (e) the Agent shall be satisfied with the form and content of all Schedules delivered by the Co-Borrowers pursuant to this Agreement or any document delivered in connection herewith;

                  (f) the Co-Borrowers shall provide reasonably satisfactory evidence that none of them is in default with respect to any contractual obligations to which it is a party, the effect of which may be material and adverse to any Co-Borrower, or to the ability of any Co-Borrower or any Guarantor to perform its obligations hereunder or under the other Facility Documents;

                  (g) results satisfactory to the Agent of all due diligence with respect to the Co-Borrowers including, without limitation, trade checkings, customer checkings and litigation checkings and all due diligence with respect to management of the Co-Borrowers;

                  (h) receipt and satisfactory review by the Agent of (i) all material loan documents or credit agreements entered into by any Co-Borrower;
(ii) all shareholder, and management
agreements entered into by any Co-Borrower; (iii) any employment agreement entered into by any Co-Borrower and any officer of any such entity; and (iv) all lease agreements entered into by any Co-Borrower;

                  (i) since November 30, 1996, nothing shall have occurred which in the Agent's sole judgment could, individually or in the aggregate, result in a Material Adverse Change with respect to the Co-Borrowers, or either of them;

                  (j) the Agent and its counsel shall be satisfied in all respects with their review of any litigation pending against the Co-Borrowers and shall have been provided with a letter from the Co-Borrower's counsel describing the status of a litigation captioned PDK Labs Inc. v. Perry D. Krape, which is pending in New York State Court in Suffolk County; and

                  (k) all legal matters in connection with this financing shall be reasonably satisfactory to the Agent and its counsel.

         Section 5.2.      Additional Conditions Precedent.

                  The obligations of the Banks to make any Loan (including the initial Loans) or to issue any Letter of Credit or create any Acceptance (each such event being hereafter referred to as a "Borrowing Event") shall be subject to the further conditions precedent that on the date of such Borrowing Event the following statements shall be true:

                    (i)       the representations and warranties contained in
                              Article 6 are true and correct on and as of the date of such Borrowing Event as though made on and as of such date;

                    (ii) no Default or Event of Default has occurred and is continuing, or would result from such Borrowing Event; and

                    (iii) no Material Adverse Change shall have occurred with respect to either Co-Borrower or of any Guarantor since the date of the most recent financial statements of the Co-Borrowers delivered to the Agent hereunder or in connection herewith.

         Section 5.3.      No Default Certification and Deemed Representations.

                  Each Borrowing Event shall be deemed a certification by the Co-Borrowers that the statements contained in Section 5.2 are true and correct on the date of such notice or submission and, unless the Co-Borrowers otherwise notifies the Agent prior to such Borrowing Event, each Borrowing Event shall constitute a representation and warranty that such statements are true and correct as of the date of such Borrowing Event.

         Section 5.4.      Special Conditions for Term Loans.

                  In addition to the conditions specified above, the obligation of the Banks to make any Term Loan shall be subject to the further conditions precedent that on or before the date of such Term Loan the Agent shall have received each of the following, each in form and substance satisfactory to the Agent and its counsel:

                    (i) a list of equipment having a value at least equal to the requested principal amount of such Term Loan, together with a certification from the Co-Borrowers that such equipment is owned by the Co-Borrowers free and clear of all liens and encumbrances other than liens in favor of the Banks; and

                    (ii) UCC-1 financing statements relating to such specific items of equipment, in proper form for filing in all jurisdictions necessary or, in the reasonable discretion of the Agent, desirable to perfect its security interest in such specific equipment.

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Agent and the Banks to enter into this

Agreement and to make the Loans herein provided for, the Co-Borrowers and the Guarantors hereby represent and warrant that:

         Section 6.1.      Corporate Existence.

                  Each of the Co-Borrowers and the Guarantors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has the corporate power to own its assets and to transact the business in which it is presently engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which failure to so qualify or be in good standing could result in a Material Adverse Change in such Co-Borrower or Guarantor.

         Section 6.2.      Corporate Power and Authorization.

                  Each of the Co-Borrowers and the Guarantors has the corporate power, authority and legal right to make, deliver and perform the Facility Documents to which it is a party and, with respect to the Co-Borrowers, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings hereunder and the Guarantees on the terms and conditions of this Agreement, the Notes, and the Guarantees. No consent of any other party (including stockholders of the Co-Borrowers or the Guarantors), and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Facility Documents. The Facility Documents when delivered hereunder will have been duly executed and delivered on behalf of the Co-Borrowers and the Guarantors, as the case may be, and will be legal, valid and binding obligations of the Co-Borrowers and the

Guarantors, as the case may be, enforceable against the Co-Borrowers or the Guarantors in accordance with their respective terms.

         Section 6.3.      No Legal Bar to Loans.

                  The execution, delivery and performance of the Facility Documents will not violate any provision of any existing law or regulation or of any order or decree of any court or governmental instrumentality, or of the certificates of incorporation or by-laws of the Co-Borrowers, or either of them or any of the Guarantors, or of any mortgage, indenture, contract or other agreement to which the Co-Borrowers, or either of them, or any of the Guarantors is a party or by which the Co-Borrowers, or either of them, or any of the Guarantors or any of their property or assets may be bound, and will not result in the creation or imposition of any Lien on any of its properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

         Section 6.4.      No Material Litigation.


                  Except as set forth on Schedule 6.4 hereto, no litigation or administrative proceedings of or before any court, tribunal or governmental body is presently pending, or, to the knowledge of the Co-Borrowers, threatened against the Co-Borrowers, or either of them, or any of the Guarantors or any of its or their properties or with respect to the Facility Documents which, if adversely determined, could result in, in the opinion of the Co-Borrowers, a Material Adverse Change in the Co-Borrowers, or either of them, or any of the Guarantors.

         Section 6.5.      No Default.

                  Neither the Co-Borrowers, nor either of them, nor any of the Guarantors is in default in any material manner in the payment or performance of any of their obligations or in the performance of any contract, agreement or other instrument to which any of them is a party or by which any of them or any of their assets may be bound, and no Default hereunder has occurred and is continuing.

         Section 6.6.      Ownership of Properties; Liens.

                  Each of the Co-Borrowers and each of the Guarantors has good and marketable title to all of their properties and assets, real and personal, and none of such properties and assets are subject to any Lien except as permitted in Section 8.2 hereof and except as set forth on Schedule 6.6 hereto.

         Section 6.7.      Taxes.

                  Each Co-Borrower and each of the Guarantors has filed or caused to be filed all tax returns which to the knowledge of the Co-Borrowers are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of such Co-Borrower or such Guarantor, as the case may be), and no tax liens have been filed and, to the best of the knowledge of the Co-Borrowers and the Guarantors, no claims are being asserted with respect to any taxes.

         Section 6.8.      Financial Condition.

                  The financial statements referred to in Section 5.1(ix) and
(x) hereof heretofore furnished to each Bank, each present fairly the financial condition of PDK and its Subsidiaries and Futurebiotics as at the dates of said statements and the results of their operations for the periods covered by such statements. All such financial statements have been prepared in accordance with GAAP and since the date of the annual financial statement mentioned above, there has been no Material Adverse Change in the Co-Borrowers, or either of them, or any of the Guarantors from that shown by said statements as of said date and since the date of the quarterly financial statements mentioned above, there has been no material increase in liabilities of PDK and its Subsidiaries or of Futurebiotics. Neither of the Co-Borrowers nor any of the Guarantors has any material obligation, liability or commitment, direct or contingent, which is not reflected in the foregoing financial statements (and the related notes thereto) as of said dates.

         Section 6.9.      Filing of Statements and Reports.

                  Each of the Co-Borrowers and each of the Guarantors have filed copies of all material statements and reports which, to the knowledge of the Co-Borrowers or the Guarantors, are required to be filed with any governmental authority, agency, commission, board or bureau.

         Section 6.10.     ERISA.

                  Each Co-Borrower and each of the Guarantors, and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; none of the Co-Borrowers or the Guarantors, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each Co-Borrower and each of the Guarantors and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of each Co-Borrower and each of the Guarantors or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and none of the Co-Borrowers, nor any of the Guarantors nor any ERISA Affiliate, or any of them, has incurred any liability to the PBGC under ERISA.

         Section 6.11.     Environmental Matters.

                  Each Co-Borrower and each of the Guarantors are in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and none of the Co-Borrowers nor any of the Guarantors have used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by such Co-Borrower or Guarantor in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that to the best knowledge of the Co-Borrowers and the Guarantors, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         Section 6.12.     Licenses, Permits, etc.

                  Each Co-Borrower and each of the Guarantors possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and none of the Co-Borrowers nor the Guarantors is in violation of any similar rights of others.
Schedule 6.12 is a true and complete list of all of such items.

         Section 6.13.     Material Agreements.

                  None of the Co-Borrowers or the Guarantors is a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter or corporate restriction the violation of which could result in a Material Adverse Change in the Co-Borrowers, or either of them, or any Guarantor.

         Section 6.14.     Margin Credit.

                  The Co-Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will violate the provisions of Regulation G, T, U or X.

         Section 6.15.     Use of Proceeds.

                  The proceeds of each Loan shall be used for the purposes set forth in Sections 2.3 and 3.5 hereof.

         Section 6.16.     Properties Affected.

                  Neither the business nor the properties of any Co-Borrower or any Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in the Co-Borrowers, or either of them, or any Guarantor.

         Section 6.17.     Guarantors.

                  The liability of each Guarantor as a result of the execution of its Guaranty and the execution of this Agreement shall not cause the liabilities (including contingent liabilities) of such Guarantor to exceed the fair saleable value of its assets. Each Guarantor acknowledges it has derived or expects to derive a financial or other advantage from the Loans obtained by the Company from the Banks.

         Section 6.18.     Subsidiaries.

                  As of the date hereof, PDI Labs Inc. is the only existing Subsidiary of the Co-Borrowers and PDI Labs Inc. has assets having a value of not more than [$1,000].

         Section 6.19.     Solvency.

                  Without giving effect to any Guaranty executed in connection with this Agreement, each of the Co-Borrowers, on both a stand-alone and consolidated basis, and each of the Guarantors, is Solvent. After giving effect to any such Guaranty, the Co-Borrowers and the Guarantors, taken as a whole, are Solvent.

                                   ARTICLE 7.

                             AFFIRMATIVE COVENANTS.

                  Each of the Co-Borrowers and each of the Guarantors hereby covenant that so long as the Notes remain outstanding and unpaid or so long as the Commitments have not been terminated, each Co-Borrower and each of the Guarantors will, and shall cause any Subsidiary to:

         Section 7.1.      Financial Statements.

                  Furnish to each Bank:

                  (a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of PDK, a copy of the annual audit report for such fiscal year of PDK and its Subsidiaries, including therein the consolidated and consolidating balance sheets of PDK and its Subsidiaries as at the end of such fiscal year, and related consolidated and consolidating statements of income and retained earnings of PDK and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with GAAP, such consolidated financial statements being certified by independent certified public accountants of recognized standing selected by PDK and acceptable to the Agent and each of the Banks and such consolidating financial statements being prepared by the Chief Financial Officer of PDK;

                  (b) as soon as available, but in any event not later than 90 days after the close of each fiscal year of Futurebiotics, a copy of the annual audit report for such fiscal year of Futurebiotics and its Subsidiaries, including therein the consolidated and consolidating balance sheets of Futurebiotics and its Subsidiaries as at the end of such fiscal year, and related consolidated and consolidating statements of income and retained earnings of Futurebiotics and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with GAAP, such consolidated financial statements being certified by independent certified public accountants of recognized standing selected by Futurebiotics and acceptable to the Agent and each of the Banks and such consolidating financial statements being prepared by the Chief Financial Officer of Futurebiotics;

                  (c) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of PDK and of Futurebiotics, each such entity's 10Q reports for such fiscal quarter, together with the consolidating financial statements of the Co-Borrowers that relate to the consolidated financial statements included therein, such consolidating statements to be prepared by the Chief Financial Officer of PDK;

                  (d) concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) above, a certificate of the President or the Chief Financial Officer of each of the Co-Borrowers stating that, to the best of such officer's knowledge, the Co-Borrowers during such period have kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and that such officer has obtained no knowledge of any Events of Default or Defaults hereunder except as specifically indicated, with computations evidencing compliance with the covenants set forth in Article 9 hereof;

                  (e) promptly after the same are sent, copies of all financial statements and reports which the Co-Borrowers, or either of them, send to their stockholders, and promptly after the same are filed, copies of all financial statements and reports which the Co-Borrowers, or either of them, may make to, or file with, the Securities and Exchange Commission or any other governmental authority, agency, commission, board or bureau;

                  (f) as soon as possible and in any event within 30 days after either Co-Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Co-Borrowers, or either of them, or any Commonly Controlled Entity, or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan the Co-Borrowers shall deliver to the Agent and each of the Banks a certificate of the Chief Financial Officer of each of the Co-Borrowers setting forth the details thereof and the action the Co-Borrowers or the Commonly Controlled Entity proposes to take with respect thereto;

                  (g) within 30 days of the expiration date of each policy, updated originals of all insurance coverage binders and, if the Co-Borrowers intend to purchase new policies of insurance, certified copies of such policies together with original certificates of insurance with respect to such policies; and

                  (h) promptly upon receipt thereof, copies of any reports submitted to any Co-Borrower or any Guarantor by independent certified public accountants in connection with examination of the financial statements of either Co-Borrower and their Subsidiaries made by such accountants;

                  (i) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this
Section 7.1;

                  (j) no later than 30 days after the end of each fiscal quarter of each Co-Borrower, an accounts receivable aging schedule for each Co-Borrower and an accounts payable aging schedule of each Co-Borrower, each of which shall include a "break-out" of the ten largest customers or vendors, as the case may be, of each Co-Borrower and of the ten customers or vendors, as the case may be, having the largest balances that remain unpaid for 90 days or more, each in form and substance reasonably satisfactory to the Agent;

                  (k) no later than 30 days after the end of each fiscal quarter of each Co-Borrower, a consolidated inventory breakdown in form and substance reasonably satisfactory to the Agent;

                  (l) promptly, copies of all financial, legal or other information and/or documentation as the Agent may require pertaining to any Permitted Acquisitions;

                  (m) concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) above, a written status report, in form and substance satisfactory to the Agent, on the litigation captioned PDK Labs Inc. v. Perry D. Krape, which is pending in New York State Supreme Court in Suffolk County; and

                  (n) promptly, such additional financial and other information as the Agent may from time to time reasonably request including, without limitation, copies of all material shareholders agreements, consulting agreements, management agreements, employment agreements, noncompete agreements, employee benefit plans, stock option plans or voting trust agreements relating to the Co-Borrowers, or either of them.

                  Notwithstanding the provisions of clauses (a) and (b) above, if the Co-Borrowers receive an extension from the Securities and Exhange Commission and are permitted to file such statements more than 90 days after fiscal year end, such statements shall be due hereunder simultaneously with their filing with the Securities and Exchange Commission; provided, however, that in no event shall such statements be delivered to the Banks more than 105 days after the fiscal year-end of the Co-Borrowers.

         Section 7.2.      Payment and Performance of Obligations.

                  Perform and comply with each of the provisions of each and every agreement of which the failure to perform or comply could result in a Material Adverse Change in the Co-

Borrowers, or either of them, or any of the Guarantors. Pay and discharge, and cause the Guarantors to pay and discharge, at or before maturity all of their respective obligations and liabilities, including without limitation tax liabilities, except where the same may be contested in good faith, and maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         Section 7.3.      Maintenance of Properties; Insurance.

                  Keep, and cause the Guarantors to keep, all properties useful and necessary in the business of the Co-Borrowers and the Guarantors in good working order and condition; maintain, and cause the Guarantors to maintain, with financially sound and reputable insurance companies, insurance on all their properties in such amounts as are proper in accordance with sound business practices against such risks as are usually insured against in the same general area and by companies engaged in the same or a similar business, including but without limitation, product liability insurance in an aggregate amount not less than $8,000,000 for the Co-Borrowers at any time, such insurance to be in form and substance satisfactory to the Agent and each of the Banks; pay, and cause the Guarantors to pay, all insurance premiums, and, upon written request, any other information as to the insurance carried.

         Section 7.4.      Notices.

                  Promptly give notice in writing to the Agent of (a) the occurrence of any Default or Event of Default under this Agreement or of any default under any material instrument or other agreement of any Co-Borrower or any Guarantor, (b) any litigation, proceeding, investigation or dispute which may exist at any time between any Co-Borrower or any Guarantor and any governmental regulatory body which could result in a Material Adverse Change in the Co-Borrowers, or either of them, or any of the Guarantors including, without limitation, any such proceeding relating to an alleged violation of any Environmental Law, (c) all litigation actions, suits and proceedings affecting the Co-Borrowers, or either of them, or any of the Guarantors in which the amount claimed is $100,000 or more or in which injunctive or similar relief is sought, (d) any of the Co-Borrowers or Guarantors establishing or contributing to any Plan and (e) any change in the management of the Co-Borrowers, the Guarantors or any of them.

         Section 7.5.      Conduct of Business and Maintenance of Existence.


                  Continue, and cause the Guarantors to continue, to engage in business of the same general type as now conducted by the Co-Borrowers and the Guarantors, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain their rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing herein contained shall prevent any of the Co-Borrowers or any Guarantor from discontinuing a part of its business which is not a substantial part of the business of such entity if such discontinuance is, in the opinion of the Board of Directors of such entity, in the interest of such entity, and not disadvantageous to the Banks.

         Section 7.6.      Inspection of Property, Books and Records.

                  Permit, and cause the Guarantors to permit, any representatives of the Agent to (a) visit and inspect any of their respective properties, (b) conduct an environmental audit of any of their respective properties and (c) examine and make abstracts from any of the books and records of any Co-Borrower and any Guarantor at any reasonable time during normal business hours and as often as may reasonably be desired.

         Section 7.7.      Hazardous Material.

                  None of the Co-Borrowers or the Guarantors shall cause or permit any property owned or occupied by the Co-Borrowers or the Guarantors to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations nor shall any such entity cause or permit, as a result of any intentional or unintentional act or omission on the part of such entity or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by any such entity or onto any other property. Each of the Co-Borrowers and the Guarantors shall comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, any and all approvals, registrations or permits required thereunder. Each of the Co-Borrowers and the Guarantors shall execute any documentation required by any Bank in connection with the covenants contained herein. The Co-Borrowers and the Guarantors shall indemnify each Bank (including, without limitation, the Agent) against any liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees) arising from (a) the imposition or recording of a Lien by any local, state, or federal governments or governmental agency or authority pursuant to any federal, state or local statute or regulation relating to Hazardous Materials or the removal thereof; (b) claims of any private parties regarding violations of laws regulating Hazardous Materials; and (c) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by the Agent in connection with the removal of any such Lien or in connection with compliance by the Agent or any such entity with any statute, regulation or order regulating Hazardous Materials.


         Section 7.8.      Subsidiary Guaranties.
s
                  Cause any Subsidiary of any Co-Borrower or any Guarantor hereafter formed to execute and deliver to the Agent, for the benefit of the Banks, a Guaranty substantially in the form of Exhibit D hereto and to execute a Guarantor's Security Agreement substantially in the form of Exhibit E hereto, pursuant to which it shall grant to the Agent, for the benefit of the Banks, a lien upon all of its personal property in order to secure its obligations under its guaranty.

         Section 7.9.      Pension Funding.

                  Comply with the following and cause each ERISA Affiliate of the Co-Borrowers or any Guarantor to comply with the following:

                    (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502 (i) of

                              ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000;

                    (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, such Co-Borrower, Guarantor or ERISA Affiliate of any of same is required to pay as contributions thereto;

                    (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

                    (iv) not fail to make any payments in an aggregate amount greater than $25,000 to any Multiemployer Plan that such Co-Borrower, Guarantor or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                    (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.


         Section 7.10.     Dissolution of PDI Labs Inc.

                  Within 90 days of the date of this Agreement, cause PDI Labs Inc. to be dissolved and provide the Agent with a certified copy of its Certificate of Dissolution.

                                   ARTICLE 8.

                               NEGATIVE COVENANTS

                  Each Co-Borrower and each of the Guarantors hereby covenant that so long as the Notes remain outstanding and unpaid or so long as the Commitments have not been terminated, neither the Co-Borrowers, nor any of them, nor any of the Guarantors will, nor will they permit any Subsidiary to, directly or indirectly:

         Section 8.1.      Limitation on Indebtedness.

                  Create, incur, assume or suffer to exist, any Consolidated Indebtedness, except (a) Indebtedness of the Co-Borrowers under this Agreement or the Notes; (b) accounts payable (other than for borrowed money) incurred in the ordinary course of business as presently conducted, provided that the same shall not be overdue or, if overdue, are being contested in good faith and by appropriate proceedings; (c) Indebtedness between Co-Borrowers or Guarantors and between a Guarantor and a Co-Borrower; (d) other Indebtedness owing by the Co-Borrowers or the Guarantors on the date of this Agreement and which was reflected in the balance sheet referred to in Section 5.1 hereof provided same is not extended, renewed or refinanced; (e) Subordinated Debt; (f) indebtedness which constitutes the deferred purchase price of any property or assets, not in excess of $250,000 in any fiscal year of the Co-Borrowers (computed on a non-cumulative basis), (g) purchase money indebtedness incurred to finance specific Capital Expenditures, subject to the limitations of Section 8.2(g) of this Agreement with respect to purchase money mortgages and purchase money security interests; and (h) indebtedness resulting from notes issued by the Co-Borrowers or either of them in connection with and subject to the limitations of Section 8.5(g) of this Agreement, provided, however, that said indebtedness shall not exceed $6,000,000 in the aggregate at any time.

         Section 8.2.      Limitation on Liens.

                  Create, incur, assume or suffer to exist, any Lien of any kind upon any of their property or assets, income or profits, whether now owned or hereafter acquired, except (a) the Liens existing as of the date of this Agreement referred to in the financial statements referred to in Section 5.1 hereof, provided, however, that such Liens are not spread to cover other or additional indebtedness or property of any Co-Borrower or Guarantor; (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of a Co-Borrower or Guarantor, as the case may be, in accordance with GAAP; (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings; (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Co-Borrower or any Guarantor; (g) Liens covering real or personal property in existence at the time of acquisition thereof by a Co-Borrower or a Guarantor, and purchase money mortgages and purchase money security interests (including the Lien or retained security title of a conditional vendor) covering real or personal property hereafter acquired by a Co-Borrower or a Guarantor in the ordinary course of business, provided such Lien shall not exceed 100% of the purchase price of the property so encumbered and no such Lien covers, or is extended to cover, any other property owned by a Co-Borrower or a Guarantor; and
(h) Liens in favor of the Agent.

         Section 8.3.      Limitation on Contingent Obligations.

                  Assume, guarantee, indorse or otherwise in any way be or become responsible or liable for the obligations of any Person (all such transactions being herein called "guarantees"), whether by agreement to purchase or repurchase obligations, or by agreement to supply funds for the purpose of paying, or enabling such entity to pay, any obligations (whether through purchasing stock, making a loan, advance or capital contributions or by means or agreeing to maintain or cause such Person to maintain, a minimum working capital or net worth of any such Person, or otherwise) in an aggregate amount exceeding $1,000,000, provided, however, that the aggregate amount permitted under this
Section 8.3 and Section 8.5(h) and (k) of this Agreement shall not exceed $2,000,000 with respect to any one Person and $2,500,000 in the aggregate at any time, except (a) guarantees by endorsement of instruments for deposit or collection in the ordinary course of business, and (b) guarantees in respect of indebtedness of Subsidiaries, provided that the indebtedness in respect of which such guarantees are given is permitted by subsection 8.1 hereof; and guarantees in favor of the Banks.

         Section 8.4.      Prohibition of Fundamental Changes.


                  Enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, including its accounts receivable, or stock or securities convertible into stock of any Subsidiary, make any material change in the present method of conducting business, or change its fiscal year end, except that: (a) any Guarantor may be merged into, or consolidated with, a Co-Borrower (provided that the Co-Borrower shall be the continuing or surviving corporation) or with any one or more Guarantors and (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Co-Borrowers.

         Section 8.5.      Limitation on Investments, Loans and Advances.

                  Make or suffer to exist any advances or loans to, or Investments (by way of transfers of property, contributions to capital, acquisitions of stock, or securities or evidences of indebtedness, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise), in, any Person except (a) Investments in certificates of deposit issued by any domestic commercial bank with a capital and surplus of at least $250,000,000 provided, however, that such certificates of deposit shall have a maturity of one year or less from the date of purchase; (b) investments in direct obligations of the United States of America or any agency thereof, or marketable obligations directly and fully guaranteed by the United States of America, provided, however, that any such obligations shall have a maturity of five years or less from the date of acquisition; (c) investments in money market mutual funds having assets in excess of $2,500,000,000; (d) investments in commercial paper or medium term notes, provided, however, that any such commercial paper or medium term notes shall have a maturity of three years or less from the date of acquisition and shall be rated at least "A-1" or the equivalent thereof by Standard & Poors Corporation (or has a similar rating by any similar organization which rates commercial paper or medium term notes); (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (b); (f) stock or obligations issued in settlement of claims against any other Person by reason of any event of bankruptcy or composition or readjustment of debt or reorganization of any debtor of any Co-Borrower, any Guarantor or any Subsidiary; (g) Permitted Acquisitions; (h) loans and advances to any other Person not to exceed $2,500,000, provided, however, that the aggregate amount permitted under this
Section 8.5(h) and 8.5(k) of this Agreement shall not exceed $2,000,000 with respect to any one Person and $2,500,000 in the aggregate at any time; (i) loans or advances to a Guarantor; (j) purchases of securities publicly traded on a national exchange in an aggregate amount not to exceed $250,000; (k) any other Investments in any Person(s) not to exceed $2,000,000, provided, however, that the aggregate amount permitted under this Section 8.5(k) and 8.5(h) and Section
8.3 of this Agreement shall not exceed $2,000,000 with respect to any one

Person and $2,500,000 in the aggregate at any time; (l) tax exempt securities rated A-1 or better by Standard & Poors and P-1 or better by Moody's Investors Service; and (m) purchases by either Co-Borrower of shares of such Co-Borrowers' capital stock, provided that prior to and immediately following such purchases, there shall exist no Default or Event of Default under Agreement or any related Facility Documents and provided that the aggregate consideration paid for such purchases on a consolidated basis shall not exceed $1,000,000 in any fiscal year or $3,000,000 during the term of this Agreement. For purposes of clause (j) above, the Co-Borrowers shall not be deemed to have purchased securities earned pursuant to an Exclusive Supply and Licensing Agreement, dated [March 24, 1997] between PDK Labs Inc. and Compare Generiks, Inc.

         Section 8.6.      Prohibition of Certain Prepayments.

                  Except as otherwise permitted by this Agreement, make any prepayment of principal of any debt, with a maturity of more than one year, for borrowed money or for the deferred purchase price of property or services, except (i) at the stated maturity of such debt, and (ii) as required by mandatory prepayment provisions relating thereto (subject to any subordination provisions applicable thereto).

         Section 8.7.      Limitation on Leases.

                  Enter into any agreement, or be or become liable under any agreement, for the lease, hire or use of any personal property (other than the presently outstanding leases described on Schedule 8.7 hereof provided that such leases are not amended, modified or supplemented) which would cause the aggregate maximum amount of all obligations of the Co-Borrowers and the Guarantors pursuant to such agreements in any fiscal year of the Co-Borrowers to exceed $750,000. This provision shall not apply to Capital Leases.

         Section 8.8.      Sale and Leaseback.

                  Enter into any arrangement with any person whereby any Co-Borrower or Guarantor shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Co-Borrower or Guarantor intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 8.9.      Prohibitions Regarding Subordinated Debt.

                  Make any optional prepayment of, or purchase, redeem or otherwise acquire, or amend any provision pertaining to the subordination or the terms of payment of, any Subordinated Debt.

         Section 8.10.     Transactions with Affiliates.

                  Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of a Co-Borrower's or a Guarantor's business and upon fair and reasonable terms no less favorable to such Co-Borrower or such Guarantor than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 8.11.     Management.

                  Fail to retain Michael B. Krasnoff in a reasonably active full time capacity as the President of each of PDK, and as an officer of Futurebiotics, responsible for the day-to-day operations of each of the Co-Borrowers.

         Section 8.12.     Change in Control.

                  At any time from the date hereof (i) a majority of the members of the Board of Directors of PDK have been elected, having been nominated other than by the management or preceding Board of Directors; (ii) PDK shall fail or cease to maintain the voting control of such classes of voting stock of Futurebiotics which at all times will entitle the holder thereof to elect a majority of the members of the Board of Directors of Futurebiotics; or (iii) PDK and Futurebiotics shall be unable to issue consolidated financial statements in accordance with GAAP.

         Section 8.13.     Limitation on Capital Expenditures.

                  Make any Capital Expenditures (excluding Capital Expenditures resulting from acquisitions of property, plant and equipment described in
Section 8.5(g) of this Agreement) including purchase money indebtedness if, after giving effect thereto, the aggregate amount of such expenditures by PDK and its Subsidiaries would exceed $2,000,000 during any fiscal year, including the fiscal year ending November 30, 1997.

         Section 8.14.     Limitation on Dividends and Stock Acquisitions.

                  Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock now or hereafter outstanding, or except as permitted under Section 8.5 (m) hereof, purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or, options therefor now or hereafter outstanding (all such dividends, distributions, purchases and other actions being hereinafter collectively called "Stock Payments", except that (a) a Subsidiary may make Stock Payments to the Co-Borrowers, or either of them; (b) the Co-Borrowers may declare stock splits and pay dividends payable solely in shares of any class of their capital stock; and (c) PDK may declare or pay dividends on its preferred stock in an aggregate amount not to exceed $365,000 in the aggregate in each fiscal year of PDK.

                                   ARTICLE 9.

                              FINANCIAL COVENANTS.

                  Each of the Co-Borrowers and each of the Guarantors hereby covenant that so long as the Notes remain outstanding and unpaid or so long as the Commitments shall not have been terminated:

         Section 9.1.      Leverage.

                  The Co-Borrowers shall maintain, on a consolidated basis, a ratio of (i) Total Unsubordinated Liabilities to (ii) Capital Base of not more than 1.70:1.00.

         Section 9.2.      Minimum Coverage Ratio.

                  The Co-Borrowers shall maintain at all times a Consolidated Coverage Ratio of not less than 1.75:1.00. This covenant shall be tested quarterly on a rolling four quarters basis.

         Section 9.3.      Minimum Liquidity Ratio.

                  The Co-Borrowers shall maintain at all times, on a consolidated basis, a ratio of (i) Consolidated Liquid Assets to (ii) Consolidated Current Liabilities of not less than 0.60:1.00.

         Section 9.4.      Minimum Consolidated Net Income.

                  The Co-Borrowers shall maintain a minimum Consolidated Net Income of $500,000 for any four-quarterly period and the Co-Borrowers shall not suffer to exist two consecutive quarterly periods where Consolidated Net Income is less than $0.

                                   ARTICLE 10.

                               EVENTS OF DEFAULT.

         Section 10.1.     Events of Default.

                  Any of the following events shall be an "Event of Default":

                  (a) The Co-Borrowers shall: (i) fail to pay the principal of or interest on any Note or any fee or other amount due hereunder; or (ii) fail to pay any Bank any amount when due and payable in connection with any L/C Obligation or Acceptance Obligation;

                  (b) Any representation or warranty made or deemed made by the Co-Borrowers or the Guarantor in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) The Co-Borrowers shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.3, Section 7.1 or Articles 8 or 9; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in Section 10.1(a)) in any Facility Document and (in the case of this clause (ii)) such failure shall continue for 20 consecutive days;

                  (d) Any Co-Borrower or Guarantor shall: (i) fail to pay any Debt, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of such entity or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided that it shall not constitute an Event of Default hereunder if the Debt referred to in clauses (i), (ii) and (iii) above, in any case or in the aggregate has a principal balance of less than $250,000;

                  (e) Any Co-Borrower or Guarantor (i) shall generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; (vi) shall suffer any such custodianship, receivership or trusteeship to continue discharged for a period of 30 days or more; or (vii) shall cease to be Solvent;

                  (f) One or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Co-Borrowers, or either of them, or any Guarantor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                  (g) An event or condition specified in Section 7.1(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Co-Borrower, Guarantor or any ERISA

Affiliate shall incur or in the opinion of the Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Banks, material in relation to the financial condition, operations, business or prospects of the such entity;

                  (h) Any Forfeiture Proceeding shall have been adversely determined against any Co-Borrower or Guarantor provided that the aggregate value of the property of the Borrower or the Corporate Guarantor subject thereto equals or exceeds $250,000;

                  (i) Any of the Security Agreements or the Guarantor Security Agreements shall at any time after its execution and delivery and for any reason cease: (a) to create a valid and perfected and, except as otherwise specifically provided therein, first priority security interest in and to the property purported to be subject to such documents; or (b) to be in full force and effect or shall be declared null and void, or the validity of enforceability thereof shall be contested by a Co-Borrower or Guarantor or any of the Co-Borrowers or Guarantors shall deny that it has any further liability or obligation under to which it is a party, or any Co-Borrower or Guarantor shall fail to perform any of its obligations under any such agreement;

                  (j) A Material Adverse Change shall have occurred with respect to (i) the Co-Borrowers, or either of them, (ii) the Co-Borrowers and the Guarantors, taken as a whole, or (iii) any Guarantor having $500,000 or more in assets; or

                  (k) A default shall occur under any Facility Document after giving effect to any applicable grace or cure period, if any.

         Section 10.2.     Remedies.

                  If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Co-Borrowers
(a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder, and all amounts of Acceptance Obligations, whether or not the acceptances relating thereto have matured) to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Co-Borrowers; provided that, in the case of an Event of Default referred to in Section 10.1(e) or Section 10.1(h) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes (including amounts payable in respect of L/C Obligations and Acceptance Obligations) shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Co-Borrowers.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Co-Borrowers shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon and, if any, shall be applied to repay other obligations of the Co-Borrowers hereunder and under the Notes.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   ARTICLE 11.

                        THE AGENT; RELATIONS AMONG BANKS

         Section 11.1.     Appointment, Powers and Immunities of Agent.

                  Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 11.9) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Co-Borrowers, or any officer or official of the Co-Borrowers, or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, or for the failure by the Co-Borrowers to perform any of their obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Co-Borrowers shall pay any fee agreed upon with respect to the Agent's services hereunder as set forth in a letter from the Agent to the Co-Borrowers dated the date hereof.

         Section 11.2.     Reliance by Agent.

         The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

         Section 11.3.     Defaults.

                  The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest or fees on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Co-Borrowers specifying such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         Section 11.4.     Rights of Agent as a Bank.

                  With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent or any Bank and their respective affiliates may (without having to account therefor to any other Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Co-Borrowers or the Guarantors (and any of their affiliates). In the case of the Agent, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Co-Borrowers or the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent or a Bank or their respective affiliates may in the course of such relationships and relationships with other Persons acquire information about the Co-Borrowers or the Guarantors or affiliates and such other Persons neither the Agent nor such Bank shall have any duty to disclose such information to the other Banks.

         Section 11.5.     Indemnification of Agent.

                  The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 2.12 or under the applicable provisions of the Facility Documents, but without limiting the obligations of the Co-Borrowers under
Section 2.12 or such provisions) ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participation, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Co-Borrowers are obligated to pay under Sections 2.12 or otherwise or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 11.6.     Documents.

                  The Agent will forward to each Bank, promptly after the

Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

         Section 11.7.     Non-Reliance on Agent and Other Banks.

                  Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Co-Borrowers and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Co-Borrowers or the Guarantors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Co-Borrowers or the Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Co-Borrowers or the Guarantors (or any of their affiliates) which may come into the possession of the Agent or of its affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

         Section 11.8.     Failure of Agent to Act.

                  Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
11.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 11.9.     Resignation or Removal of Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof at least ten Business Days prior thereto to the Banks and the Co-Borrowers, the Agent may be removed at any time with cause by the Required Banks and the Agent may be removed at any time without cause by the Required Banks if with the prior written consent of the Co-Borrowers; provided that the Co-Borrowers and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Co-Borrowers and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 11.10.    Amendments Concerning Agency Function.

                  The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 11.11.    Liability of Agent.

                  The Agent shall not have any liabilities or responsibilities to the Co-Borrowers on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Loan Document.

         Section 11.12.    Transfer of Agency Function.

                  Without the consent of the Co-Borrowers or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Co-Borrowers and the Banks thereof.

         Section 11.13.    Non-Receipt of Funds by the Agent.

                  Unless the Agent shall have been notified by a Bank or the Co-Borrowers (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Co-Borrowers are to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the Agent recovers such amount from a Bank) or equal to the rate of interest applicable to such Loan (when the Agent recovers such amount from the Co-Borrowers) and, if such recipient shall fail to make such payment promptly, the Agent shall be entitled to recover such amount, on demand, from the Payor, with interest as aforesaid.

         Section 11.14.    Several Obligations and Rights of Banks.

                  The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         Section 11.15.    Pro Rata Treatment of Loans, Etc.

                  Except to the extent otherwise provided: (a) each borrowing shall be made from the Banks, each reduction or termination of the amount of the Commitments shall be applied to the Commitments of the Banks, and each payment of the fees hereunder shall be made by and held for the account of the Banks, pro rata in accordance with their respective Commitment Proportions; (b) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

         Section 11.16.    Sharing of Payments Among Banks.

                  If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks a participation in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of any such participation sold or otherwise) if such payment is rescinded or must otherwise be restored. The Co-Borrowers agree that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Co-Borrowers.

                                   ARTICLE 12.

                                 MISCELLANEOUS.

         Section 12.1.     Amendments and Waivers.

                  Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Co-Borrowers, the Agent and the Required Banks, and any provision of this Agreement may be waived by the Co-Borrowers (if such provision requires performance by the Agent or the Banks) or by the Agent acting with the consent of the Required Banks (if such provision requires performance by the Co-Borrowers); provided, however, that no amendment modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder,
(d) alter the terms of this Section 12.1, (e) amend the definition of the term "Required Banks", (f) change the Commitment of any Bank or the fees payable to any Bank except as otherwise provided herein, (g) permit the Co-Borrowers to transfer or assign any of their obligations hereunder or under the Facility Documents or (h) release any of the collateral securing the obligations of the Co-Borrowers hereunder. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 12.2.     Usury

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


                  Anything herein to the contrary notwithstanding, the obligations of the Co-Borrowers under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank. If, the interest rate provided herein exceeds the maximum rate permitted by law to be collected at any time and subsequently, as a result of a change in law, the Agent or the Banks are legally permitted to recover the difference between interest that would have been paid in accordance with the terms of this Agreement and interest actually paid by the Co-Borrowers, the Co-Borrowers shall promptly, on demand, pay such difference to the Agent for the benefit of the Banks.

         Section 12.3.     Expenses.


                  The Co-Borrowers shall reimburse the Agent on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees, charges and disbursements of external legal counsel for the Agent) incurred by the Agent or by the Agent on behalf of the Banks in connection with the preparation, execution and delivery of this Agreement and the Facility Documents. In addition, the Co-Borrowers shall reimburse the Agent and, upon the occurrence and continuance of an Event of Default, each Bank for all of its reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, the Notes or the other Facility Documents. The Co-Borrowers agree to indemnify the Agent and each Bank and their respective directors, officers employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Co-Borrowers or any of their Affiliates of the proceeds of the Loans or otherwise arising out of or related to this agreement, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person to be indemnified).

         Section 12.4.     Survival.

                  The obligations of the Co-Borrowers under Sections 2.3(b),
2.13 and 12.3 shall survive the repayment of the Loans and the termination of the Commitments for a period corresponding to the maximum applicable statute of limitations in effect in the State of New York from time to time.

         Section 12.5.     Assignment; Participation.

                  This Agreement shall be binding upon, and shall inure to the benefit of, the Co-Borrowers, the Agent, the Banks and their respective successors and assigns, except that the Co-Borrowers may not assign or transfer their rights or obligations hereunder. Each Bank may sell participations in or, with the consent of the Agent, assign all or any part of any Loan to another bank or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Bank to the Co-Borrowers with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder and, to the extent of such assignment, the assignor shall be released from its obligations hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Co-Borrowers hereunder shall be determined as if such Bank had not sold such participation. If any Bank assigns all or part of its Commitments hereunder, (i) the parties to such Assignment shall execute an Assignment and Acceptance Agreement in the form of Exhibit F hereto, (ii) the Co-Borrowers shall execute new Notes in favor of the Banks in accordance with the new allocations after giving effect to the assignment and (iii) the parties to such assignment shall pay to the Agent a processing and recording fee of $1,500 plus the reasonable costs and expenses of the Agent's counsel. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Co-Borrowers and the Guarantors in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants). Notwithstanding the foregoing, or any other provision of this Agreement, the Agent agrees that it shall not permit its Commitment Proportion to be less than 50% unless, in the Agent's sole judgment, it is required to do so by any law, rule, regulation or order of any governmental authority having jurisdiction over it.

         Section 12.6.     Notices

                  Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed by telecopy or other writing, and to the Banks and to the Co-Borrowers by certified or registered mail or by recognized overnight delivery services to such party at its address on the signature page of this Agreement provided that notices to the Co-Borrowers shall be effective if delivered at the following address: PDK Labs Inc., 145 Ricefield Lane, Hauppauge, New York 11788, Attn:
Michael Krasnoff, Telecopier: (516) 273-1582 with a copy to Bernstein & Wasserman, LLP, 950 Third Avenue, 10th Floor, New York, New York 10022, Attn:
Steven Wasserman, Esq., Telecopier (212) 371-4730; provided that failure to deliver a copy of such notice to Bernstein & Wasserman, LLP, shall not effect the validity of any notice which is otherwise properly given. Notices shall be effective: (a) if given by registered or certified mail, 72 hours after deposit in the mails with postage prepaid, addressed as aforesaid;

(b) if given by recognized overnight delivery service, on the Banking Day following deposit with such service addressed as aforesaid; and (c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid; provided that all notices to the Agent and the Banks shall be effective upon receipt.

         Section 12.7.     Setoff.

                  The Co-Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option without any prior notice to the Co-Borrowers (any such notice being expressly waived by the Co-Borrowers to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Co-Borrowers at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Co-Borrowers, or either of them, to such Bank under this Agreement or such Bank's Note which is not paid when due), in which case it shall promptly notify the Co-Borrowers, or either of them, and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Co-Borrowers hereunder shall be made without setoff or counterclaim.

         Section 12.8.     Jurisdiction; Immunities.

                  (a) THE CO-BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NASSAU OR SUFFOLK COUNTIES OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE CO-BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE CO-BORROWERS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY CERTIFIED OR REGISTERED MAIL) OF COPIES OF SUCH PROCESS TO THE CO-BORROWERS AT THE ADDRESS SPECIFIED IN SECTION 12.6. THE CO-BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE CO-BORROWERS FURTHER WAIVE ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE CO-BORROWERS FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NASSAU OR SUFFOLK COUNTIES. THE CO-BORROWERS AND THE BANKS WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL.

                  (b) NOTHING IN THIS SECTION 12.8 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO

BRING ANY ACTION OR PROCEEDING AGAINST THE CO-BORROWERS, OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                  (c) TO THE EXTENT THAT THE CO-BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE CO-BORROWERS HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

         Section 12.9.     Table of Contents; Headings.


                  Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 12.10.    Severability.

                  The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.11.    Counterparts.

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto say execute this Agreement by signing any such counterpart.

         Section 12.12.    Integration.

                  The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 12.13.    Joint and Several Obligations.

                  The obligations of the Co-Borrowers hereunder constitute joint and several obligations of the Co-Borrowers and may be enforced against either of the Co-Borrowers to the full extent thereof, without proceeding against the other.

         Section 12.14.    Governing Law.

                  This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

         THE CO-BORROWERS:

                                                 PDK LABS INC.

                                                 By: /s/ Michael Krasnoff
                                                    --------------------------
                                                      Michael Krasnoff
                                                      President

                                                 FUTUREBIOTICS INC.

                                                 By: /s/ Reginald Spinello
                                                    --------------------------
                                                      Reginald Spinello
                                                      President


         THE BANKS:

         EUROPEAN AMERICAN BANK, as Agent and as a Bank

         By: /s/ Stuart N. Berman
            -----------------------------------
            Name:  Stuart N. Berman
            Title:  Vice President

         730 Veterans Memorial Highway
         Hauppauge, New York 11788
         Attn:  Stuart N. Berman
                    Vice President
         Telephone No.:  (516) 360-7113
         Telefax No.:    (516) 360-7112

                                                                       Exhibit A

                                     FORM OF
                              REVOLVING CREDIT NOTE

$15,000,000                                                  Hauppauge, New York
                                                                 August 20, 1997


        FOR VALUE RECEIVED, PDK LABS INC., a New York corporation, having its principal place of business at 145 Ricefield Lane, Hauppauge, New York 11788 ("PDK") and FUTUREBIOTICS, INC., a Delaware corporation, having its principal place of business at 145 Ricefield Lane, Hauppauge, New York 11788 (the "Co-Borrowers"), jointly and severally promise to pay to the order of EUROPEAN AMERICAN BANK (the "Bank") at the office of EUROPEAN AMERICAN BANK (the "Agent") located at 730 Veterans Memorial Highway, Hauppauge, New York 11788 on or before the Revolving Credit Termination Date, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to the Co-Borrowers pursuant to the Agreement (as defined below).

        The Co-Borrowers shall pay interest on the unpaid principal balance of this Note from time to time outstanding, at said office, at the rates of interest, at the times and for the periods set forth in the Agreement.

        All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

        The Co-Borrowers hereby authorize Bank to enter from time to time the amount of each Revolving Credit Loan to the Co-Borrowers and the amount of each payment on a Revolving Credit Loan on the schedule annexed hereto and made a part hereof. Failure of Bank to record such information on such schedule shall not in any way effect the obligation of Co-Borrowers to pay any amount due under this Note.

        This Note is one of the Revolving Credit Notes referred to in that certain Credit Agreement dated as of August 20, 1997 among the Co-Borrowers, the Guarantor, and the Agent and the Banks party thereto of even date herewith (the "Agreement"), as such Agreement may be amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

        If any action or proceeding be commenced to collect this Note or enforce any of its provisions, the Co-Borrowers agree to pay all reasonable costs and expenses of such action or proceeding and reasonable attorneys fees and expenses and further expressly waive any and every right to interpose any counterclaim in any such action or proceeding. The Co-Borrowers hereby submit to the jurisdiction of the Supreme Court of the State of New York and agree with Bank that personal jurisdiction over the Co-Borrowers shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same. The Co-Borrowers hereby expressly waive any and every right to a trial by jury in any action on or related to this Note, the liabilities or the enforcement of either or all of the same. Bank may transfer this Note and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed as or deemed to be a waiver of any such term or condition.

        The Co-Borrowers and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

        The terms of this Note may not be changed orally, but only by an instrument duly executed by the Co-Borrowers and the Bank.

        This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                     PDK LABS INC.


                                     By:
                                             --------------------
                                             Michael Krasnoff
                                             President


                                     FUTUREBIOTICS, INC.


                                     By:
                                             -------------------
                                             Reginald Spinello
                                             President

                       Schedule of Revolving Credit Loans
                       ----------------------------------


                                 Amount of                               Name of
                                 Principal    Unpaid      Last Day of    Person
Making    Amount of    Interest   Paid or    Principal     Interest      Making
 Date       Loan         Rate     Prepaid     Balance       Period      Notation
 ----       ----         ----     -------     -------       ------      --------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Amount of                               Name of
                                 Principal    Unpaid      Last Day of    Person
Making    Amount of    Interest   Paid or    Principal     Interest      Making
 Date       Loan         Rate     Prepaid     Balance       Period      Notation
 ----       ----         ----     -------     -------       ------      --------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit B
                                                                       ---------

                              TERM PROMISSORY NOTE

$6,300,000                                                   Hauppauge, New York
                                                                 August 20, 1997

        PDK LABS INC., a corporation organized under the laws of the State of New York, having a principal place of business at 145 Ricefield Lane, Hauppauge, New York and FUTUREBIOTICS, INC., a corporation organized under the laws of the State of Delaware, having a principal place of business at 145 Ricefield Lane, Hauppauge, New York, (the "Co-Borrowers"), for value received, hereby, jointly and severally, promise to pay to the order of EUROPEAN AMERICAN BANK (the "Bank") at the office of EUROPEAN AMERICAN BANK (the "Agent") located at 730 Veterans Memorial Highway, Hauppauge, New York 11788, the principal sum of Six Million Three Hundred Thousand Dollars ($6,300,000) in sixty (60) equal consecutive monthly installments of $105,000, in lawful money of the United States of America and in immediately available funds, in the manner provided in the Credit Agreement referred to below on the 1st day of each calendar month commencing on October 1, 1997, with a final payment due on September 1, 2002.

        The Co-Borrowers shall pay interest on the unpaid principal balance of this Term Note from time to time outstanding, at said office, at the rates of interest, at the times and for the periods set forth in the Agreement.

        All payments including prepayments on this Term Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

        This Note is one of the Term Notes referred to in that certain Credit Agreement dated as of August 20, 1997 among the Co-Borrowers, the Guarantor, and the Agent and the Banks party thereto of even date herewith (the "Agreement"), as such Agreement may be amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Term Note and not defined herein shall have the meanings given them in the Agreement.

        If any action or proceeding be commenced to collect this Term Note or enforce any of its provisions, the Co-Borrowers agree to pay all reasonable costs and expenses of such action or proceeding and reasonable attorneys fees and expenses and further expressly waive any and every right to interpose any counterclaim in any such action or proceeding. The Co-Borrowers hereby submit to the jurisdiction of the Supreme Court of the State of New York and agree with Bank that personal jurisdiction over the Co-Borrowers shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same. The Co-Borrowers hereby expressly waive any and every right to a trial by jury in any action on or related to this Term Note, the liabilities or the enforcement of either or all of the same. Bank may transfer this Term Note and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Term Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed as or deemed to be a waiver of any such term or condition.

        The Co-Borrowers and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

        The terms of this Term Note may not be changed orally, but only by an instrument duly executed by the Co-Borrowers and the Bank.

        This Term Note shall be construed in accordance with and governed by the laws of the State of New York.


                                        PDK LABS INC.


                                        By:
                                           ----------------------------
                                           Michael Krasnoff
                                           President


                                        FUTUREBIOTICS, INC.


                                        By:
                                           ----------------------------
                                           Reginald Spinello
                                           President

                                                                       Exhibit C
                                                                       ---------

                               SECURITY AGREEMENT
                               ------------------

        THIS SECURITY AGREEMENT (this "Security Agreement") is made this
                                                                         -----
day of           , 1997, by and between:
       ----------

                       , a New York corporation having its principal place of
        ---------------
business at                                           (hereinafter referred to
            -----------------------------------------
as the "Debtor"), and

        EUROPEAN AMERICAN BANK, a New York banking corporation, having an office at 730 Veterans Memorial Highway, Hauppauge, New York 11788 (the Agent) as collateral agent for itself and each other Bank, if any, that is or hereafter becomes a party to the Credit Agreement referred to below (the Secured Parties).

                               W I T N E S S E T H
                               -------------------

        WHEREAS,                 and the Debtor (collectively the Co-Borrowers),
                 ---------------
and the Secured Parties have entered into a Credit Agreement dated
                (as it may hereafter be amended or otherwise modified from time
---------------
to time, being the "Credit Agreement") pursuant to which the Secured Parties may lend to the Co-Borrowers the aggregate principal amounts set forth therein, upon and subject to the terms and conditions thereof;

        WHEREAS, it is a condition precedent to the obligation of the Secured Parties to extend credit to the Co-Borrowers provided for in the Credit Agreement that the Debtor shall execute and deliver this Security Agreement; and

        WHEREAS, all capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to continue to extend credit to the Co-Borrowers, the Debtor agrees with the Agent and the Secured Parties as follows:

        1. Security Interest.

        (a) Grant of Security. As security for the Obligations (as defined in Section 1(b) hereof), the Debtor hereby assigns and pledges to the Agent on behalf of the Secured Parties, and hereby grants to the Agent on behalf of the Secured Parties a first priority security interest in, all of the Debtors right, title and interest, whether now existing or hereafter arising or acquired, in and to the following (collectively, the "Collateral"):

                (i) All personal property of the Debtor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, without limitation, the balance of every deposit account now or hereafter existing of the Debtor with the Secured Parties or any of them or any of their affiliates or with any agent of the Secured Parties or any of them or any of their affiliates to the extent such account is maintained such agent in its capacity as agent of any kind for the Secured Parties or any of them or any of their affiliates, and all goods, equipment, furniture, inventory (including, without limitation, all raw materials, finished goods and work-in-process), accounts, contract rights, chattel paper, notes receivable, instruments, documents (including, without limitation, documents of title, warehouse receipts and all other shipping documents and instruments of any kind whatsoever, whether relating to goods in transit or otherwise), general intangibles, credits, claims, demands and any other obligations of any kind, whether now or hereafter arising, of the Debtor, and, as to all of the foregoing, any and all additions and accessions thereto, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, all proceeds of insurance thereon).

                The term "accounts" shall mean, without limiting the generality of the foregoing, any and all now existing or hereafter arising rights to payment held by the Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables now or hereafter received by or belonging to the Debtor for (A) inventory sold or leased by it, (B) services rendered by it, or (C) advances or loans made by it to any Person; together with all guarantees and security therefor and all proceeds thereof, whether cash proceeds or otherwise, including, without limitation, all right, title and interest of the Debtor in the inventory that gave rise to any such accounts, including, without limitation, the right to stoppage in transit and all returned, rejected, rerouted or repossessed inventory.

                (ii) All choses in action, any rights arising under any judgment, statute or rule, all corporate and business records, customer lists, credit files, computer program print-outs, and other computer materials and records contained in any and all types of storage media, now in use or hereafter created, including, but not limited to, floppy disks, hard disks, magneto-optical disks, or CD-ROM disks, whether on-site or at a different location, all inventories, trademarks, trade styles, trade names, designs, patents, copyrights, licenses, license agreements, and any applications for patents and/or trademarks.

                (iii) Any and all additions and accessions to the foregoing Collateral, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, proceeds of insurance thereon).

        (b) Security for Obligations. This Security Agreement secures the payment of all obligations of Debtor to the Secured Parties, or any of them, now or hereafter existing under the Credit Agreement or this Security Agreement, including, in each case, any modifications or amendments thereto, or under any promissory notes or other documents evidencing indebtedness under or related to or contemplated by the Credit Agreement, or any other obligation of Debtor to the Secured Parties, whether principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including, without limitation, reasonable attorneys fees incurred in any collection efforts or in any judicial proceeding (including, without limitation, bankruptcy or reorganization) (all such obligations being the "Obligations").

        (c) Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) the Debtor shall remain liable to perform all of its duties and obligations under the transactions giving rise to the Collateral to the same extent as if this Security Agreement had not been executed, (ii) the exercise by the Agent on behalf of the Secured Parties of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the transactions giving rise to the Collateral, which shall remain unchanged as if this Security Agreement had not been executed, and (iii) neither the Agent nor any of the Secured Parties shall have any obligation or liability under the transactions giving rise to the Collateral by reason of this Security Agreement, nor shall the Agent or any of the Secured Parties be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        (d) Continuing Agreement. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and until the Credit Agreement shall no longer be in effect.

        2. Debtors Title; Liens and Encumbrances.

        The Debtor represents and warrants that the Debtor is, or to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral, having good and marketable title thereto, free from any and all liens, security interests, encumbrances and claims. The Debtor will not create or assume or permit to exist any such lien, security interest, encumbrance or claim on or against the Collateral except as created by this Securi Agreement and as permitted under
Section 8.2 of the Credit Agreement, and the Debtor will promptly notify the Agent of any such other claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

        3.      Representations and Warranties;
                Location of Collateral and Records;
                Business and Trade Names of Debtor.

        (a) The Debtor represents and warrants that it has no place of business, offices where Debtors books of account and records are kept, or places where the Collateral is used, stored or located, except as set forth on Schedule I annexed hereto, and covenants that the Debtor will promptly notify the Agent of any change in the foregoing representation. The Debtor shall at all times maintain its records as to the Collateral at its chief place of business at the address referred to on Sched and at none other. The Debtor further covenants that except for Collateral delivered to the Agent or an agent for the Agent, the Debtor will not store, use or locate any of the Collateral at any place other than as listed on Schedule I annexed hereto. To the extent that any Collateral is located at a location which is not owned by the Debtor, the Debtor shall deliver to the Agent for the benefit of the Secured Parties landlords waivers in form and substance satisfactory to the Agent.

        (b) The Debtor represents and warrants that it currently uses, and during the last five years has used, no business or trade names, except as set forth on Schedule I annexed hereto, and covenants that the Debtor will promptly notify the Agent, in sufficient detail, of any changes in, additions to, or deletions from the business or trade names used by the Debtor for billing purposes.

        (c) The Debtor represents and warrants that it has complied and is in compliance with the provisions of the Fair Labor Standards Act, including, without limitation, the minimum wage and overtime rules of that Act, and covenants that the Debtor will continue to comply with the provisions of such Act.

        4. Perfection of Security Interest.

        The Debtor will execute all such financing statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable law as the Agent or the Secured Parties may require, each in form satisfactory to the Agent and will pay all filing or recording costs with respect thereto, and all costs of filing or recording this Security Agreement or any other instrument, agreement or document executed and delivered pursuant hereto or to the Credit Agreement (including the cost of a federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by the Agent to be necessary or desirable. The Debtor hereby authorizes the Agent to take all action (including, without limitation, the filing of any Uniform Commercial Code financing statements or amendments thereto without the signature of the Debtor or by signing of the Debtors name to any such financing statements as its attorney-in-fact,) which the Agent may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Security Agreement.

        5. General Covenants.

        The Debtor shall:

        (a) furnish the Agent from time to time at the Agents request written statements and schedules further identifying and describing the Collateral in such detail as the Agent may reasonably require;

        (b) advise the Agent promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties security interest therein;

                (c) comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Debtors business except where the failure to comply (a) is non-material and (b) has no effect on the value of the Collateral or on the ability of the Secured Parties to exercise its rights and remedies hereunder; provided, however, that the Debtor may contest any acts, rules, regulations, orde and directions of such bodies or officials in any reasonable manner which will not, in the Agents opinion, adversely affect Agents or the Secured Parties rights or the priority of their security interests in the Collateral;

        (d) perform and observe all covenants, restrictions and conditions contained in the Credit Agreement providing for payment of taxes, maintenance of insurance and otherwise relating to the Collateral, as though such covenants, restrictions and conditions were fully set forth in this Security Agreement;

        (e) promptly notify the Agent of all disputes with account debtors involving amounts in excess of $250,000.00;

        (f) promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time in its sole discretion deem necessary to perfect, protect or enforce the Agents or the Secured Parties security interests in the Collateral or otherwise to effect the intent of this Security Agreement and the Credit Agreement;

        (g) keep or cause to be kept the Collateral in good working order, repair, running and marketable condition, ordinary wear and tear excepted, at the Debtors own cost and expense; and

        (h) not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber or otherwise dispose of or abandon, any part or all of the Collateral, without the express prior written consent of the Agent (exercisable in the sole discretion of the Secured Parties), except
(i) for the sale from time to time in the ordinary course of business of the Debtor of such items of Collateral as may constitute part of the business inventory of the Debtor; and (ii) as otherwise expressly provided in the Credit Agreement.

        6. Assignment of Insurance.

        At or prior to the date hereof, the Debtor shall deliver to Secured

Parties copies of, or certificates of the issuing companies with respect to, endorsements of any and all policies of insurance owned by the Debtor covering or in any manner relating to the Collateral, in form and substance satisfactory to the Secured Parties naming the Secured Parties as additional insured party as their interests may appear with respect to liability coverage and the Agent on behalf of the Secured Parties a loss payee with respect to property and extended insurance coverage, and indicating that no such policy will be terminated, or reduced in coverage or amount, without at least thirty (30) days prior written notice from the insurer to the Agent. As further security for the due payment and performance of the Obligations, the Debtor hereby assigns to the Agent for the benefit of the Secured Parties all sums, including returned or unearned premiums, which may become payable under or in respect of any policy of insurance owned by the Debtor covering or in any manner relating to the Collateral, and the Debtor hereby directs each insurance company issuing any such policy to make payment of sums directly to the Agent for the benefit of the Secured Parties. The Debtor hereby appoints the Agent as the Debtors attorney-in-fact and authorizes the Agent in the Debtors or in the Agents name to endorse any check or draft representing any such payment and to execute any proof of claim, subrogation receipt and any other document required by such insurance company as a condition to or otherwise in connection with such payment, and, upon the occurrence of any Default or Event of Default, to cancel, assign or surrender any such policies.

All such sums received by the Agent shall be applied by the Agent to satisfaction of the Obligations or, to the extent that such sums represent unearned premiums in respect of any policy of insurance on the Collateral refunded by reason of cancellation, toward payment for similar insurance protecting the respective interests of the Debtor and the Secured Parties, or as otherwise required by applicable law.

        7. Fixtures.

        It is the intent of the Debtor and the Secured Parties that none of the Collateral is or shall be regarded as fixtures, as that term is used or defined in Article 9 of the Uniform Commercial Code, and the Debtor represents and warrants that it has not made and is not bound by any lease or other agreement which is inconsistent with such intent. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, the Debtor will, upon request, furnis the Agent with a disclaimer or subordination in form satisfactory to the Agent or the holder of any interest in the real estate to which the Collateral is attached or affixed, together with the names and addresses of the record owners of, and all other persons having interest in, and a general description of, such real estate.

        8. Collections.

        (a) The Debtor may collect all checks, drafts, cash or other remittances
(i) in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, (ii) in payment of any Collateral sold, transferred, leased or otherwise disposed of, or (iii) in payment of or on account of its accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, choses in action and all other forms of obligations relating to any of the Collateral sold, transferred, or leased or otherwise disposed of, and all of the foregoing amounts so collected after the occurrence of an Event of Default shall be held in trust by the Debtor for, and as the property of, the Secured Parties and shall not be commingled with other funds, money or property of the Debtor.

        (b) Upon the written request of the Agent, the Debtor will immediately upon receipt of all such checks, drafts, cash or other remittances in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, deliver any such items to the Agent for the benefit of the Secured Parties accompanied by a remittance report in form supplied or approved by the Agent, such items to be delivered to the Agent in the same form received, endorsed or otherwise assigned by the Debtor where necessary to permit collection of such items and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of and all other notices with respect thereto.

        (c) Upon the written request of the Agent, the Debtor will immediately upon receipt of all such checks, drafts, cash or other remittances in payment for any Collateral sold, transferred, leased or otherwise disposed of, or in payment or on account of its accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, choses in action and all other forms of obligations relating to any of the Collateral so sold, transferred, leased or otherwise disposed of, deliver such items to the Agent accompanied by a remittance report in form supplied or approved by the Agent, such items to be delivered to the Agent in the same form received, endorsed or otherwise assigned by the Debtor where necessary to permit collection of such items and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

        (d) Upon the written request of the Agent, the Debtor will promptly notify the Agent in writing of the return or rejection of any goods represented by any accounts, contract rights or general intangibles and the Debtor shall forthwith account therefor to the Agent for the benefit of the Secured Parties in cash without demand or notice and until such payment has been received by the Agent the Debtor will receive and hold all such goods separate and apart, in trust for and subject to the security interest in favor of the Agent for the benefit of the Secured Parties, and the Agent is authorized to sell, for the Debtors account and at the Debtors sole risk, all or any part of such goods.

        (e) All of the foregoing remittances shall be applied and credited by the Agent first to satisfaction of the Obligations or as otherwise required by applicable law, and to the extent not so credited or applied, shall be paid over to the Debtor.

        9. Rights and Remedies.


        In the event of the occurrence and continuance of any Event of Default, the Agent, on behalf of the Secured Parties, shall at any time thereafter have the right, with or without (to the extent permitted by applicable law) notice to the Debtor, as to any or all of the Collateral, by any available judicial procedure or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Debtor agrees that the Agent, on behalf of the Secured Parties shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, either at public or private sale or at any brokers board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Agent in its sole discretion may deem advisable, and it or any of the Secured Parties shall have the right to purchase at any such sale; and, if any Collateral shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, the Agent shall have the right, at its sole option and discretion, to do such rebuilding, repairing, preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such saleable or disposable form as it shall deem appropriate. At the Agents request, the Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall select, whether at the Debtors premises or elsewhere, and make available to the Agent, without rent, all of the Debtors premises and facilities for the purpose of the Agents taking possession of, removing or putting the Collateral in saleable or disposable form. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys fees and legal expenses incurred by the Agent and/or the Secured Parties, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Agent shall account to the Debtor for any surplus proceeds. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate prescribed in the Credit Agreement, and the reasonable fees of any attorneys employed by the Agent and/or the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Agent and the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral.

        10. Costs and Expenses.

        Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys fees and legal expenses incurred by the Agent and/or the Secured Parties, in connection with the preparation of this Security

Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, insuran premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral and the Secured Parties security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Security Agreement relates, shall be borne and paid by the Debtor on demand by the Agent and the Secured Parties and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the rate prescribed in the Credit Agreement.

        11. Power of Attorney.

        The Debtor authorizes the Agent and does hereby make, constitute and appoint the Agent, and any officer or agent of the Agent, with full power of substitution, as the Debtors true and lawful attorney-in-fact, with power, in its own name or in the name of the Debtor: (a) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of t Agent; (b) to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; (c) to pay or discharge any taxes, liens, security interest or other encumbrances at any time levied or placed on or threatened against the Collateral; (d) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (e) to receive, open and dispose of all mail addressed to the Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to the Debtor to such address as the Agent may designate; and (f) generally to do, at the Agents option and at the Debtors expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Secured Parties security interest therein in order to effect the intent of this Security Agreement and the Credit Agreement, all as fully and effectually as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error or judgment or mistake of fact or law except for its own gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Security Agreement and thereafter as long as any of the Obligations shall be outstanding.

        12. Notices.

        Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, notices shall be given hereunder by telecopy, by certified or registered mail or by recognized overnight delivery services to any party at its address on the signature page of this Security Agreement. Notices shall be effective (a) if given by registered or certified mail, on the third day after deposit in the mails with postage prepaid, addressed as aforesaid; (b) if given by recogni overnight delivery service, on the business day following deposit with such service, addressed as aforesaid; or
(c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid; provided that all notices to the Agent and the Secured Parties shall be effective on receipt.

        13. Other Security.

        To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, then the Agent shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Agents and/or the Secured Parties rights and remedies hereunder.

        14. Deposits.

        Any and all deposits or other sums at any time credited by or due from any of the Secured Parties to the Debtor, whether in regular or special depository accounts or otherwise, shall at all times constitute additional Collateral for the Obligations, and may be set-off by the Secured Parties, or any of them, against any Obligations at any time, whether or not other collateral held by the Agent on behalf of the Secured Parties is considered to be adequate.

        15. Miscellaneous.

        (a) Beyond the safe custody thereof, the Agent shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        (b) No course of dealing between the Debtor and the Agent or the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Agent or the Secured Parties, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege

        (c) All of the Agents and the Secured Parties rights and remedies with respect to the Collateral, whether established hereby or by the Credit Agreement, or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.

        (d) The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

        (e) This Security Agreement (including this subsection) is subject to modification only by a writing signed by all of the parties hereto.

        (f) The benefits and burdens of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of the Debtor under this Security Agreement shall not be assigned or delegated without the prior written consent of the Agent and the Secured Parties (exercisable in their sole discretion), and any purported assignment or delegation without such consent shall be void.

        16. Term of Agreement.

        The term of this Security Agreement shall commence on the date hereof and this Security Agreement shall continue in full force and effect, and be binding upon the Debtor, until all of the Obligations have been fully paid and performed and such payment and performance have been acknowledged in writing by the Agent on behalf of the Secured Parties, whereupon this Security Agreement shall terminate.

        WITNESS the execution hereof as of the day and year first above written.

                                                       , as Debtor
                                        ---------------

                                        By:
                                           -------------------------------------
                                           President

                                             Address for Notices:



                                        The Banks:

                                        EUROPEAN AMERICAN BANK,
                                        as Agent and as a Secured Party

                                        By:
                                           -------------------------------------
                                           Stuart N. Berman
                                           Vice President

                                        Address for Notices:

                                        European American Bank
                                        730 Veterans Memorial Highway
                                        Hauppauge, New York  11788
                                        Telephone:  (516) 360-7113
                                        Telecopier:  (516) 360-7112

                                   SCHEDULE I
                                       TO
                               SECURITY AGREEMENT
                               ------------------



                        Offices Where Records Are Kept:
                        -------------------------------

                               145 Ricefield Lane
                           Hauppauge, New York 11788



                        Other Locations Where Collateral
                          Is Stored, Used or Located:
                          ---------------------------

                                300 Oser Avenue
                           Hauppauge, New York 11788

                                270 Oser Avenue
                           Hauppauge, New York 11788


                            Business and Trade Names
                                Used by Debtor:
                                ---------------

                                      None

                                   SCHEDULE A
                                       TO
                           UCC-1 FINANCING STATEMENT
                     NAMING                , AS DEBTOR, AND
                            ---------------
                            EUROPEAN AMERICAN BANK,
                  AS AGENT FOR ITSELF AND CERTAIN OTHER BANKS
                               AS SECURED PARTIES
                               ------------------

        All of the Debtors right, title and interest, whether now existing or hereafter arising, in and to the following:

        (a) All personal property of the Debtor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, without limitation, the balance of every deposit account now or hereafter existing of the Debtor with the Secured Parties or any of them or any of their affiliates or with any agent of the Secured Parties or any of them or any of their affiliates to the extent such account is maintained by such agent in its capacity as agent of any kind for the Secured Parties or any of them or any of their affiliates and all goods, equipment, furniture, inventory (including, without limitation, all raw materials, finished goods and work-in-process), accounts, contract rights, chattel paper, notes receivable, instruments, documents (including, without limitation, documents of title, warehouse receipts and all other shipping documents and instruments of any kind whatsoever, whether relating to goods in transit or otherwise), general intangibles, credits, claims, demands and any other obligations of any kind, whether now or hereafter arising, of the Debtor and, as to all the foregoing, any and all additions and accessions thereto, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, proceeds of insurance thereon).

        The term "accounts" shall mean, without limiting the generality of the foregoing, any and all now existing or hereafter arising rights to payment held by the Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables now or hereafter received by or belonging to the Debtor for (A) inventory sold or leased by it,
(B) services rendered by it, or (C) advances or loans made by it to any Person, together with all guarantees and security therefor and all proceeds thereof, whether cash proceeds or otherwise, including, without limitation, all right, title and interest of the Debtor in the inventory which gave rise to any such accounts, including, without limitation, the right to stoppage in transit and all returned, rejected, rerouted or repossessed inventory.

        (b) All choses in action, any rights arising under any judgment, statute or rule, all corporate and business records, customer lists, credit files, computer program print-outs, and other computer materials and records contained in any and all types of storage media, now in use or hereafter created, including, but not limited to, floppy disks, hard disks, magneto-optical disks, or CD-ROM disks, whether on-site or at a different location, all inventories, trademarks, trade styles, trade names designs, patents, copyrights, licenses, license agreements, and any applications for patents and/or trademarks.

        (c) Any and all additions and accessions to the foregoing Collateral, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, proceeds of insurance thereon).

        (d) All sums, including returned or unearned premiums, which may become payable under or in respect of any policy of insurance owned by the Debtor covering or in any manner relating to the Collateral.

        (e) Any and all deposits or other sums at any time credited by or due from the Secured Parties to the Debtor whether in regular or special depository accounts or otherwise.

                                                                       Exhibit D

                                    GUARANTY
                                    --------

        WHEREAS, European American Bank and the parties identified as Banks therein (the Banks) have entered into a Credit Agreement (the Credit Agreement), dated August 20, 1997, with PDK Labs Inc. and Futurebiotics, Inc. (the Debtors); and

        WHEREAS, under the terms of the Credit Agreement, the Banks have agreed to extend credit to the Debtors, which indebtedness will be evidenced by certain promissory notes of the Debtors (the Notes), to be dated on and after August 20, 1997, in the aggregate principal amount of $23,500,000;

        WHEREAS, the undersigned (the Guarantor) is a direct or indirect subsidiary of one or more of the Debtors and has derived or will derive direct benefit from the extension of credit to the Debtors; and

        WHEREAS, the Banks will not extend such credit unless, among other conditions, the undersigned Guarantor shall have executed and delivered this Guaranty;

        NOW, THEREFORE, in consideration of the Banks extending such credit to the Debtors and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Banks and hereby covenants and agrees with the Banks as follows:

        1. The Guarantor irrevocably and unconditionally, guarantees to the Banks (i) timely payment in full by Debtors to the Banks of all payments due pursuant to the Notes (it being understood that this is a guarantee of payment and not of collection), and (ii) timely payment and/or performance, as applicable, of all other payment and performance obligations of Debtors pursuant to the Notes, the Credit Agreement and all other documents and instruments executed in connection therewith, or pursua to any amendment, modification or supplement to any of the foregoing (all of the foregoing under clauses (i) and (ii) being collectively referred to as the Guaranteed Obligations). If Debtors shall default in payment of any amount due pursuant to the Notes beyond any applicable grace period or otherwise default beyond any applicable grace period in the performance of the Guaranteed Obligations, the Guarantor irrevocably and unconditionally agrees to pay to the Banks upon demand the amount in default or to cure the default if it is a non-payment default (it being understood, however, that a non-payment may result in the acceleration of all indebtedness and a demand for payment in full by the Guarantor under the Guaranty). The Guarantor understands, agrees and confirms that the Banks may enforce this Guaranty up to the full amount of the Guaranteed Obligations owing against the Guarantor without proceeding against the Debtors, or any of them, against any security for the Guaranteed Obligations or against any other guarantor under any other guarantee covering the Guaranteed Obligations.

        2. The Guarantor hereby acknowledges the Guaranteed Obligations and hereby expressly waives: (i) presentment and demand for payment of the principal of or interest thereon or any other sums of any nature whatsoever with respect thereto, (ii) notice of acceptance of this Guaranty, or of the extension of credit to the Debtors, (iii) notice of any default hereunder or under any agreements between the Banks and the Debtors with respect to the Guaranteed Obligations, and of all indulgences with respect thereto, (iv) demand on the Debtors for observance or performance of, or enforcement of any terms or provisions of any agreements between the Banks and the Debtors with respect to the Guaranteed Obligations, (v) to the maximum extent permitted by applicable law and except as otherwise provided herein, the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of the Guarantor under this Guaranty, including any and all right to stay of execution and exemption of property in any action to enforce the liability of the Guarantor hereunder and (vi) any other event or circumstance which may constitute a release of or defense to the obligors under any of the Guaranteed Obligations or the Guarantor under this Guaranty. In the event this Guaranty shall be enforced by suit or otherwise, the Guarantor shall pay the Banks, on demand, for all reasonable fees and expenses incurred by the Banks in connection therewith, including, without limitation, the reasonable fees and expenses of the Banks' counsel.

        3. The Banks, in their sole and absolute discretion, may at any time and from time to time without the consent of, or notice to, the Guarantor without incurring responsibility to the Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part (but in all events subject to the applicable provisions of the Credit Agreement);

                        (a) by agreement with the Debtors, change the manner, place or terms of payment of, and/or change or extend the time of payment of, increase the amount of, or renew or alter any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, renewed or altered;

                        (b) exercise or refrain from exercising any rights against the Debtors, or any of them, or others or otherwise act or refrain from acting;

                        (c) release, settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Debtors, or any of them, to creditors of Debtors, or any of them, other than Guarantor;

                        (d) consent to or waive any breach of, or any act, omission or default under, the Credit Agreement or the Notes, or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the foregoing;


                        (e) agree to the substitution, exchange, release or other disposition of all or any part of any property securing the Guaranteed Obligations;

                        (f) make advances for the purposes of performing any term or covenant contained in any agreement between the Banks and the Debtors with respect to which the Debtors may be in default;

                        (g) assign or otherwise transfer all or any part of the Guaranteed Obligations; and

                        (h) deal in all respects with the Debtors as if this Guaranty were not in effect.

        4. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of the Guarantor.

        5. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Banks (whether acting individually or through an agent), or any of them, in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Banks (whether acting individually or through an agent), or any of them, or any subsequent holder of any Guaranteed Obligations would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Banks (whether acting individually or through an agent), or any of them, or any holder of any Guaranteed Obligations to any other or further action in any circumstances without notice or demand.

        6. This is a guarantee of payment and not of collection, and the liability of the Guarantor under this Guaranty shall be primary, direct and immediate, and not conditional or contingent upon pursuit by the Banks of any remedies they may have against the Debtors, or any of them, with respect to the Guaranteed Obligations, whether pursuant to the terms thereof or by law, or against any other person or entity or against any other collateral. Without limiting the generality of the foregoing, Banks shall not be required to make any demand on the Debtors, or any of them, or to sell at foreclosure or otherwise pursue or exhaust their remedies against the property securing the Debtors obligations for the Guaranteed Obligations or against the Debtors, or any of them, or against any other person or entity or against any other collateral whatsoever, before, simultaneously with or after enforcing their rights and remedies hereunder against the Guarantor. Any one or more successive or concurrent actions may be brought hereon against the Guarantor either in the same action, if any, brought against the Debtors, or any of them, or in separate actions, as often as the Banks may deem advisable.

        7. The Guarantor represents and warrants to the Banks that:

                        (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority to own all of its properties and to carry on its business as presently conducted and as contemplated by this Guaranty and has corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                        (b) This Guaranty is and will be the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, and the execution, delivery and performance of this Guaranty and such other agreements, documents and instruments and the performance of the transactions contemplated hereunder have been and will be duly and validly authorized and approved by the Board of Directors, and do not and will not require any consent or approval of any third party or of the stockholders of the Guarantor other than consents which have previously been obtained.

                        (c) The execution and delivery of this Guaranty do not, and the consummation of the transactions contemplated hereby will not, constitute a violation of, and are not, and will not, be a default under or conflict with the terms of the Certificate of Incorporation or By-laws of the Guarantor, or any contract, lease, indenture, agreement, order, judgment, or decree to which it is a party or by which it is bound or to which any of its assets are subject, which in any case, or in the aggregate, could have a material adverse effect on its ability to carry out its obligations under this Guaranty, and do not, and will not, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitral body, which in any case, or in the aggregate, could have a material adverse effect on its ability to carry out its obligations under this Guaranty.

                        (d) Neither the execution, delivery or performance of this Guarantee, nor the consummation of the transactions contemplated hereby, requires the Guarantor to obtain any consent, authorization, approval or registration under any law, rule or regulation, other than as contemplated hereby or as previously obtained.

                        (e) There is no suit, action or legal, administrative, arbitration or other proceeding of any nature pending, or, to the knowledge of the Guarantor, threatened, against it which might affect the legality or validity of this Guaranty, or the transactions contemplated hereby, and there is not any factual basis known to it for any such suit, action or proceeding.

        8. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Banks and their respective successors and permitted assigns. This Guaranty may not under any circumstances be assigned by the Guarantor to any other person or entity without the express prior written consent of each of the Banks.


        9. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each of the Banks.

        10. In the event that either Bank shall receive any payments on account of any of the Guaranteed Obligations, whether directly or indirectly, and it shall subsequently be determined that such payments were for any reason improper, or a claim shall be made against such Bank that the same were improper, and such Bank pursuant to court order shall return the same, the Guarantor shall be liable, with the same effect as if the said payment had never been paid to, or received by such Bank, for t amount of such repaid or returned payments, notwithstanding the fact that they may theretofore have been credited on account of the Guaranteed Obligations or any of them. Moreover, this Guaranty shall remain effective or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, or any or all of the Guarantors obligations under this Guaranty is rescinded or must otherwise be restored or returned by the Banks, or any of them, in connection with the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, all as though such payment or performance had not been rendered. Notwithstanding any compromise, release, discharge, settlement, extension or adjustment of the Debtors obligations or any amendment, modification or stay of the Banks rights against the Debtor that may occur in any bankruptcy or reorganization case or proceeding concerning the Debtor, whether or not assented to by the Banks, the Guarantor shall remain fully obligated to discharge the Guarantors obligations hereunder in accordance with the terms of this Guaranty in effect on the date hereof. The Guarantor assumes all risks of a bankruptcy or reorganization with respect to the Debtor. In furtherance of this Section, the Banks shall not otherwise indicate the satisfaction of the obligations of the parties represented herein until the expiration of all applicable bankruptcy-related periods of time during which the Debtor, the Guarantor or any third party would have the right to commence a bankruptcy or reorganization proceeding with regard to the Debtor or the Guarantor.

        11. All notices and other communications provided for under this Guaranty and under any other document executed in connection herewith shall be in writing (including telegraphic or telefax communications) and, unless the party to be notified otherwise notifies the other party in writing as provided herein, notices shall be given by telecopier, by certified or registered mail or by recognized overnight delivery service. If such notice is delivered to the
Guarantor such notice shall be addressed to the Guarantor at                   ,
                                                            -------------------
telecopier                     , Attn:                      and, if to the
           --------------------        --------------------
Banks, at the Agents address listed on the signature pages of the Credit Agreement; or as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11. Notices shall be effective: (a) if given by registered or certified mail, on the third day after deposit in the mails with postage prepaid, addressed as aforesaid; (b) if given by recognized overnight delivery service, on the business day following deposit with such service, addressed as aforesaid; and (c) if given by telecopy, when the telecopy is transmitted to the telecopy number, as aforesaid; provided that all notices to the Banks shall be effective on receipt.

        12. This Guaranty and the rights and obligations of the Banks and of the undersigned hereunder shall be governed and be construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in the State of New York. The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or United States Federal Court sitting in New York County, Nassau County or Suffolk County over any action or proceeding arising out of or relat to the Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Guarantor irrevocably consents to service of any and all process in any such action or proceeding by the mailing (by registered or certified mail) of copies of such process to it at its address specified in Section 11. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Guarantor further waives any objection to venue in such State or Federal court and any objection to an action or proceeding in such State or Federal court on the basis of forum non conveniens. Nothing in this Section shall limit the rights of any Bank to serve legal process in any other manner permitted by law or affect the right of the Banks to bring any action or proceeding against the Guarantor in the courts of any other jurisdiction. To the extent that the Guarantor has or hereafter may acquire immunity from jurisdiction of any court or from any legal process with respect to themselves or their property, the Guarantor hereby waives, to the extent permitted by applicable law, such immunity in respect of its obligations hereunder.

        13. THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION HEREWITH TO THE EXTENT PERMITTED BY APPLICABLE LAW.

        IN WITNESS WHEREOF, the Guarantor have caused this Guaranty to be
executed and delivered as of             .
                            -------------


                                        THE GUARANTOR:


                                        By:
                                           -------------------------------------
                                           President

                                                                       Exhibit E
                                                                       ---------

                                   GUARANTORS
                                   ----------
                               SECURITY AGREEMENT
                               ------------------

        THIS SECURITY AGREEMENT (this Security Agreement) is made this       day
                                                                       -----
of August, 1997, by and between:

                            , a                      corporation, having an
        --------------------    --------------------
office at
          ----------------------------------------------------------------------
(hereinafter referred to as the Debtor), and

        EUROPEAN AMERICAN BANK, a New York banking corporation, having an office at 730 Veterans Memorial Highway, Hauppauge, New York 11788 (the Agent) as collateral agent for itself and any other Bank that is now or hereafter becomes a party to the Credit Agreement referred to below (the Secured Parties).

                               W I T N E S S E T H

        WHEREAS, PDK Labs Inc. and Futurebiotics, Inc. (the Co-Borrowers) and the Secured Parties have entered into a Credit Agreement dated August 20, 1997 (as it may hereafter be amended or otherwise modified from time to time, being the Credit Agreement) pursuant to which the Secured Parties may lend to the Co-Borrowers the aggregate principal amounts set forth therein, upon and subject to the terms and conditions thereof;

        WHEREAS, the Debtor has executed a Guaranty dated the date hereof (as it may hereafter be amended or otherwise modified from time to time, the Guaranty) pursuant to which the Debtor has guaranteed the obligations of the Co-Borrowers to the Secured Parties;

        WHEREAS, it is a condition precedent to the obligation of the Secured Parties to extend credit to the Co-Borrowers provided for in the Credit Agreement that the Debtor shall execute and deliver this Security Agreement; and

        WHEREAS, all capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to continue to extend credit to the Co-Borrowers, the Debtor agrees with the Secured Parties as follows:

        1. Security Interest.

        (a) Grant of Security. As security for the Obligations (as defined in Section 1(b) hereof), the Debtor hereby assigns and pledges to the Agent on behalf of the Secured Parties, and hereby grants to the Agent on behalf of the Secured Parties a first priority security interest in, all of the Debtors right, title and interest, whether now existing or hereafter arising or acquired, in and to the following (collectively, the Collateral):

            (i) All personal property of the Debtor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, without limitation, the balance of every deposit account now or hereafter existing of the Debtor with the Secured Parties or any of them or any of their affiliates or with any agent of the Secured Parties or any of them or any of their affiliates to the extent such account is maintained such agent in its capacity as agent of any kind for the Secured Parties or any of them or any of their affiliates, and all goods, equipment, furniture, inventory (including, without limitation, all raw materials, finished goods and work-in-process), accounts, contract rights, chattel paper, notes receivable, instruments, documents (including, without limitation, documents of title, warehouse receipts and all other shipping documents and instruments of any kind whatsoever, whether relating to goods in transit or otherwise), general intangibles, credits, claims, demands and any other obligations of any kind, whether now or hereafter arising, of the Debtor, and, as to all of the foregoing, any and all additions and accessions thereto, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, all proceeds of insurance thereon).

            The term accounts shall mean, without limiting the generality of the foregoing, any and all now existing or hereafter arising rights to payment held by the Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables now or hereafter received by or belonging to the Debtor for (A) inventory sold or leased by it,
(B) services rendered by it, or (C) advances or loans made by it to any Person; together with all guarantees and security therefor and all proceeds thereof, whether cash proceeds or otherwise, including, without limitation, all right, title and interest of the Debtor in the inventory that gave rise to any such accounts, including, without limitation, the right to stoppage in transit and all returned, rejected, rerouted or repossessed inventory.

            (ii) All choses in action, any rights arising under any judgment, statute or rule, all corporate and business records, customer lists, credit files, computer program print-outs, and other computer materials and records contained in any and all types of storage media, now in use or hereafter created, including, but not limited to, floppy disks, hard disks, magneto-optical disks, or CD-ROM disks, whether on-site or at a different location, all inventories, trademarks, trade styles, trade names, designs, patents, copyrights, licenses, license agreements, and any applications for patents and/or trademarks.

            (iii) Any and all additions and accessions to the foregoing Collateral, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, proceeds of insurance thereon).

        (b) Security for Obligations. This Security Agreement secures the payment of all obligations of Debtor to the Secured Parties, or any of them, now or hereafter existing under the Guaranty or this Security Agreement, including, in each case, any modifications or amendments thereto, or otherwise, whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including, without limitation, reasonable attorneys fees incurred in any collection efforts or in any judicial proceeding (including, without limitation, bankruptcy or reorganization) (all such obligations being the Obligations).

        (c) Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) the Debtor shall remain liable to perform all of its duties and obligations under the transactions giving rise to the Collateral to the same extent as if this Security Agreement had not been executed, (ii) the exercise by the Agent on behalf of the Secured Parties of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the transactions giving rise to the Collateral, which shall remain unchanged as if this Security Agreement had not been executed, and (iii) neither the Agent nor any of the Secured Parties shall have any obligation or liability under the transactions giving rise to the Collateral by reason of this Security Agreement, nor shall the Agent or any of the Secured Parties be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        (d) Continuing Agreement. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and until the Guaranty shall no longer be in effect.

        2. Debtors Title; Liens and Encumbrances.

        The Debtor represents and warrants that the Debtor is, or to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral, having good and marketable title thereto, free from any and all liens, security interests, encumbrances and claims. The Debtor will not create or assume or permit to exist any such lien, security interest, encumbrance or claim on or against the Collateral except as created by this Securi Agreement and as permitted under
Section 8.2 of the Credit Agreement, and the Debtor will promptly notify the Agent of any such other claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

        3.      Representations and Warranties;
                Location of Collateral and Records;
                Business and Trade Names of Debtor.

        (a) The Debtor represents and warrants that it has no place of business, offices where Debtors books of account and records are kept, or places where the Collateral is used, stored or located, except as set forth on Schedule I annexed hereto, and covenants that the Debtor will promptly notify the Agent of any change in the foregoing representation. The Debtor shall at all times maintain its records as to the Collateral at its chief place of business at the address referred to on Sched and at none other. The Debtor further covenants that except for Collateral delivered to the Agent or an agent for the Agent, the Debtor will not store, use or locate any of the Collateral at any place other than as listed on Schedule I annexed hereto. To the extent that any Collateral is located at a location which is not owned by the Debtor, the Debtor shall deliver to the Agent for the benefit of the Secured Parties landlords waivers in form and substance satisfactory to the Agent.

        (b) The Debtor represents and warrants that it currently uses, and during the last five years has used, no business or trade names, except as set forth on Schedule I annexed hereto, and covenants that the Debtor will promptly notify the Agent, in sufficient detail, of any changes in, additions to, or deletions from the business or trade names used by the Debtor for billing purposes.

        (c) The Debtor represents and warrants that it has complied and is in compliance with the provisions of the Fair Labor Standards Act, including, without limitation, the minimum wage and overtime rules of that Act, and covenants that the Debtor will continue to comply with the provisions of such Act.

        4. Perfection of Security Interest.

        The Debtor will execute all such financing statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable law as the Agent or the Secured Parties may require, each in form satisfactory to the Agent and will pay all filing or recording costs with respect thereto, and all costs of filing or recording this Security Agreement or any other instrument, agreement or document executed and delivered pursuant hereto to the Guaranty or to the Credit Agreement (includi the cost of all federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by the Agent to be necessary or desirable. The Debtor hereby authorizes the Agent to take all action (including, without limitation, the filing of any Uniform Commercial Code financing statements or amendments thereto without the signature of the Debtor or by signing of the Debtors name to any such financing statements as its attorney-in-fact,) which the Agent may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Security Agreement.

        5. General Covenants.

        The Debtor shall:

        (a) furnish the Agent from time to time at the Agents request written statements and schedules further identifying and describing the Collateral in such detail as the Agent may reasonably require;


        (b) advise the Agent promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties security interest therein;

        (c) comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Debtors business except where the failure to comply (a) is non-material and (b) has no effect on the value of the Collateral or on the ability of the Secured Parties to exercise its rights and remedies hereunder; provided, however, that the Debtor may contest any acts, rules, regulations, orde and directions of such bodies or officials in any reasonable manner which will not, in the Agents opinion, adversely affect Agents or the Secured Parties rights or the priority of their security interests in the Collateral;

        (d) perform and observe all covenants, restrictions and conditions contained in the Credit Agreement and applicable to the Co-Borrowers providing for payment of taxes, maintenance of insurance and otherwise relating to the Collateral, as though such covenants, restrictions and conditions were fully set forth in this Security Agreement and were applicable to it;

        (e) promptly notify the Agent of all disputes with account debtors involving amounts in excess of $250,000.00;

        (f) promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time in its sole discretion deem necessary to perfect, protect or enforce the Agents or the Secured Parties security interests in the Collateral or otherwise to effect the intent of this Security Agreement;

        (g) keep or cause to be kept the Collateral in good working order, repair, running and marketable condition, ordinary wear and tear excepted, at the Debtors own cost and expense; and

        (h) not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber or otherwise dispose of or abandon, any part or all of the Collateral, without the express prior written consent of the Agent (exercisable in the sole discretion of the Secured Parties), except
(i) for the sale from time to time in the ordinary course of business of the Debtor of such items of Collateral as may constitute part of the business inventory of the Debtor; and (ii) as otherwise expressly provided in the Credit Agreement.

        6. Assignment of Insurance.

        At or prior to the date hereof, the Debtor shall deliver to Secured

Parties copies of, or certificates of the issuing companies with respect to, endorsements of any and all policies of insurance owned by the Debtor covering or in any manner relating to the Collateral, in form and substance satisfactory to the Secured Parties naming the Secured Parties as additional insured party as their interests may appear with respect to liability coverage and the Agent on behalf of the Secured Parties a loss payee with respect to property and extended insurance coverage, and indicating that no such policy will be terminated, or reduced in coverage or amount, without at least thirty (30) days prior written notice from the insurer to the Agent. As further security for the due payment and performance of the Obligations, the Debtor hereby assigns to the Agent for the benefit of the Secured Parties all sums, including returned or unearned premiums, which may become payable under or in respect of any policy of insurance owned by the Debtor covering or in any manner relating to the Collateral, and the Debtor hereby directs each insurance company issuing any such policy to make payment of sums directly to the Agent for the benefit of the Secured Parties. The Debtor hereby appoints the Agent as the Debtors attorney-in-fact and authorizes the Agent in the Debtors or in the Agents name to endorse any check or draft representing any such payment and to execute any proof of claim, subrogation receipt and any other document required by such insurance company as a condition to or otherwise in connection with such payment, and, upon the occurrence of any Default or Event of Default, to cancel, assign or surrender any such policies. All such sums received by the Agent shall be applied by the Agent to satisfaction of the Obligations or, to the extent that such sums represent unearned premiums in respect of any policy of insurance on the Collateral refunded by reason of cancellation, toward payment for similar insurance protecting the respective interests of the Debtor and the Secured Parties, or as otherwise required by applicable law.

        7. Fixtures.

        It is the intent of the Debtor and the Secured Parties that none of the Collateral is or shall be regarded as fixtures, as that term is used or defined in Article 9 of the Uniform Commercial Code, and the Debtor represents and warrants that it has not made and is not bound by any lease or other agreement which is inconsistent with such intent. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, the Debtor will, upon request, furnis the Agent with a disclaimer or subordination in form satisfactory to the Agent or the holder of any interest in the real estate to which the Collateral is attached or affixed, together with the names and addresses of the record owners of, and all other persons having interest in, and a general description of, such real estate.

        8. Collections.

        (a) The Debtor may collect all checks, drafts, cash or other remittances
(i) in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, (ii) in payment of any Collateral sold, transferred, leased or otherwise disposed of, or (iii) in payment of or on account of its accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, choses in action and all other forms of obligations relating to any of the Collateral sold, transferred, or leased or otherwise disposed of, and all of the foregoing amounts so collected after the occurrence of an Event of Default shall be held in trust by the Debtor for, and as the property of, the Secured Parties and shall not be commingled with other funds, money or property of the Debtor.

        (b) Upon the written request of the Agent, the Debtor will immediately upon receipt of all such checks, drafts, cash or other remittances in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, deliver any such items to the Agent for the benefit of the Secured Parties accompanied by a remittance report in form supplied or approved by the Agent, such items to be delivered to the Agent in the same form received, endorsed or otherwise assigned by the Debtor where necessary to permit collection of such items and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of and all other notices with respect thereto.

        (c) Upon the written request of the Agent, the Debtor will immediately upon receipt of all such checks, drafts, cash or other remittances in payment for any Collateral sold, transferred, leased or otherwise disposed of, or in payment or on account of its accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, choses in action and all other forms of obligations relating to any of the Collateral so sold, transferred, leased or otherwise disposed of, deliver such items to the Agent accompanied by a remittance report in form supplied or approved by the Agent, such items to be delivered to the Agent in the same form received, endorsed or otherwise assigned by the Debtor where necessary to permit collection of such items and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

        (d) Upon the written request of the Agent, the Debtor will promptly notify the Agent in writing of the return or rejection of any goods represented by any accounts, contract rights or general intangibles and the Debtor shall forthwith account therefor to the Agent for the benefit of the Secured Parties in cash without demand or notice and until such payment has been received by the Agent the Debtor will receive and hold all such goods separate and apart, in trust for and subject to the security interest in favor of the Agent for the benefit of the Secured Parties, and the Agent is authorized to sell, for the Debtors account and at the Debtors sole risk, all or any part of such goods.

        (e) All of the foregoing remittances shall be applied and credited by the Agent first to satisfaction of the Obligations or as otherwise required by applicable law, and to the extent not so credited or applied, shall be paid over to the Debtor.

        9. Rights and Remedies.

        In the event of the occurrence and continuance of any Event of Default, the Agent, on behalf of the Secured Parties, shall at any time thereafter have the right, with or without (to the extent permitted by applicable law) notice to the Debtor, as to any or all of the Collateral, by any available judicial procedure or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Debtor agrees that the Agent, on behalf of the Secured Parties shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, either at public or private sale or at any brokers board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Agent in its sole discretion may deem advisable, and it or any of the Secured Parties shall have the right to purchase at any such sale; and, if any Collateral shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, the Agent shall have the right, at its sole option and discretion, to do such rebuilding, repairing, preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such saleable or disposable form as it shall deem appropriate. At the Agents request, the Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall select, whether at the Debtors premises or elsewhere, and make available to the Agent, without rent, all of the Debtors premises and facilities for the purpose of the Agents taking possession of, removing or putting the Collateral in saleable or disposable form. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys fees and legal expenses incurred by the Agent and/or the Secured Parties, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Agent shall account to the Debtor for any surplus proceeds. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate prescribed in the Credit Agreement, and the reasonable fees of any attorneys employed by the Agent and/or the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Agent and the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral.

        10. Costs and Expenses.

        Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys fees and legal expenses incurred by the Agent and/or the Secured Parties, in connection with the preparation of this Security Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, insuran premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral and the Secured Parties security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Security Agreement relates, shall be borne and paid by the Debtor on demand by the Agent and the Secured Parties and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the rate prescribed in the Credit Agreement.

        11. Power of Attorney.

        The Debtor authorizes the Agent and does hereby make, constitute and appoint the Agent, and any officer or agent of the Agent, with full power of substitution, as the Debtors true and lawful attorney-in-fact, with power, in its own name or in the name of the Debtor: (a) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of t Agent; (b) to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; (c) to pay or discharge any taxes, liens, security interest or other encumbrances at any time levied or placed on or threatened against the Collateral; (d) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (e) to receive, open and dispose of all mail addressed to the Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to the Debtor to such address as the Agent may designate; and (f) generally to do, at the Agents option and at the Debtors expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Secured Parties security interest therein in order to effect the intent of this Security Agreement, the Guaranty and the Credit Agreement, all as fully and effectually as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error or judgment or mistake of fact or law except for its own gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Security Agreement and thereafter as long as any of the Obligations shall be outstanding.

        12. Notices.

        Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, notices shall be given hereunder by telecopy, by certified or registered mail or by recognized overnight delivery services to any party at its address on the signature page of this Security Agreement. Notices shall be effective (a) if given by registered or certified mail, on the third day after deposit in the mails with postage prepaid, addressed as aforesaid; (b) if given by recogni overnight delivery service, on the business day following deposit with such service, addressed as aforesaid; or
(c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid; provided that all notices to the Agent and the Secured Parties shall be effective on receipt.

        13. Other Security.

        To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, then the Agent shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Agents and/or the Secured Parties rights and remedies hereunder.

        14. Deposits.

        Any and all deposits or other sums at any time credited by or due from any of the Secured Parties to the Debtor, whether in regular or special depository accounts or otherwise, shall at all times constitute additional Collateral for the Obligations, and may be set-off by the Secured Parties, or any of them, against any Obligations at any time, whether or not other collateral held by the Agent on behalf of the Secured Parties is considered to be adequate.

        15. Miscellaneous.

        (a) Beyond the safe custody thereof, the Agent shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        (b) No course of dealing between the Debtor and the Agent or the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Agent or the Secured Parties, any right, power or privilege hereunder, under the Guaranty or under the Credit

Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other rig power or privilege.

        (c) All of the Agents and the Secured Parties rights and remedies with respect to the Collateral, whether established hereby, by the Guaranty or by the Credit Agreement, or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.

        (d) The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.


        (e) This Security Agreement (including this subsection) is subject to modification only by a writing signed by all of the parties hereto.

        (f) The benefits and burdens of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of the Debtor under this Security Agreement shall not be assigned or delegated without the prior written consent of the Agent and the Secured Parties (exercisable in their sole discretion), and any purported assignment or delegation without such consent shall be void.

        16. Term of Agreement.

        The term of this Security Agreement shall commence on the date hereof and this Security Agreement shall continue in full force and effect, and be binding upon the Debtor, until all of the Obligations have been fully paid and performed and such payment and performance have been acknowledged in writing by the Agent on behalf of the Secured Parties, whereupon this Security Agreement shall terminate.

        WITNESS the execution hereof as of the day and year first above written.

                                                             , as Debtor
                                        --------------------

                                        By:
                                           -------------------------------------

                                                President

                                            Address for Notices:



                                        The Banks:

                                        EUROPEAN AMERICAN BANK,
                                        as Agent and as a Secured Party

                                        By:
                                           -------------------------------------
                                                Stuart N. Berman
                                                Vice President

                                            Address for Notices:

                                        European American Bank
                                        730 Veterans Memorial Highway
                                        Hauppauge, New York  11788
                                        Telephone: (516) 360-7113
                                        Telecopier: (516) 360-7112

                                   SCHEDULE I
                                       TO
                               SECURITY AGREEMENT
                               ------------------


                        Offices Where Records Are Kept:
                        -------------------------------


                        Other Locations Where Collateral
                          Is Stored, Used or Located:
                          ---------------------------


                            Business and Trade Names
                                Used by Debtor:
                                ---------------

                                   SCHEDULE A
                                       TO
                           UCC-1 FINANCING STATEMENT
                  NAMING                     , AS DEBTOR, AND
                         --------------------
                            EUROPEAN AMERICAN BANK,
                  AS AGENT FOR ITSELF AND CERTAIN OTHER BANKS,
                               AS SECURED PARTIES
                               ------------------

        All of the Debtors right, title and interest, whether now existing or hereafter arising, in and to the following:

        (a) All personal property of the Debtor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, without limitation, the balance of every deposit account now or hereafter existing of the Debtor with the Secured Parties or any of them or any of their affiliates or with any agent of the Secured Parties or any of them or any of their affiliates to the extent such account is maintained by such agent in its capacity as agent of any kind for the Secured Parties or any of them or any of their affiliates and all goods, equipment, furniture, inventory (including, without limitation, all raw materials, finished goods and work-in-process), accounts, contract rights, chattel paper, notes receivable, instruments, documents (including, without limitation, documents of title, warehouse receipts and all other shipping documents and instruments of any kind whatsoever, whether relating to goods in transit or otherwise), general intangibles, credits, claims, demands and any other obligations of any kind, whether now or hereafter arising, of the Debtor and, as to all the foregoing, any and all additions and accessions thereto, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, proceeds of insurance thereon).

        The term accounts shall mean, without limiting the generality of the foregoing, any and all now existing or hereafter arising rights to payment held by the Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables now or hereafter received by or belonging to the Debtor for (A) inventory sold or leased by it,
(B) services rendered by it, or (C) advances or loans made by it to any Person, together with all guarantees and security therefor and all proceeds thereof, whether cash proceeds or otherwise, including, without limitation, all right, title and interest of the Debtor in the inventory which gave rise to any such accounts, including, without limitation, the right to stoppage in transit and all returned, rejected, rerouted or repossessed inventory.

        (b) All choses in action, any rights arising under any judgment, statute or rule, all corporate and business records, customer lists, credit files, computer program print-outs, and other computer materials and records contained in any and all types of storage media, now in use or hereafter created, including, but not limited to, floppy disks, hard disks, magneto-optical disks, or CD-ROM disks, whether on-site or at a different location, all inventories, trademarks, trade styles, trade name designs, patents, copyrights, licenses, license agreements, and any applications for patents and/or trademarks.

        (c) Any and all additions and accessions to the foregoing Collateral, all substitutions and replacements therefor and all products and proceeds thereof (including, without limitation, proceeds of insurance thereon).

        (d) All sums, including returned or unearned premiums, which may become payable under or in respect of any policy of insurance owned by the Debtor covering or in any manner relating to the Collateral.

        (e) Any and all deposits or other sums at any time credited by or due from the Secured Parties to the Debtor whether in regular or special depository accounts or otherwise.

                                                                       Exhibit W
                                                                       ---------

                          TRADEMARK SECURITY AGREEMENT


        THIS AGREEMENT is made on the ____ day of October, 1997, and entered into between Futurebiotics, Inc. ("Debtor") and European American Bank, a New York banking corporation, as Agent for the Banks (the "Secured Party"). All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).

        WHEREAS, Debtor and its affiliate, PDK Labs Inc. (the "Co-Borrowers"), and Banks have entered into a Credit Agreement dated as of the date hereof (as it may be hereafter amended, supplemented or otherwise modified from time to time, being the "Credit Agreement") pursuant to which Secured Party may lend to Co-Borrowers the aggregate principal amounts set forth therein, upon and subject to the terms and conditions thereof;

        WHEREAS, Debtor has executed a Security Agreement in favor of Secured Party, dated as of August 20, 1997 (the "Security Agreement");

        WHEREAS, Debtor wishes to grant further security and assurance to Secured Party in order to secure the performance by Debtor of its obligations under the Credit Agreement and all documents executed in connection therewith, including all interest due thereunder ("Obligations"), and to that effect Debtor agrees to grant to Secured Party a lien upon and securing interest in certain trademark rights as more fully described herein.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to extend credit to Debtor, Debtor agrees with Secured Party as follows:

        1. To secure the complete and timely satisfaction of all Obligations, Debtor hereby grants to Secured Party a lien upon and security interest in all of Debtors right, title and interest in and to the trademarks listed on Schedule A hereto (as they may be amended pursuant hereto from time to time), all proceeds thereof (including but not limited to license royalties and proceeds of infringement suits thereon), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications for trademarks and trademarks of Debtor hereafter filed or acquired, together with all goodwill associated with any and all of the foregoing and all proceeds of any and all of the foregoing (collectively, the "Trademarks"). Debtor is granting only a lien upon and security interest in the Trademarks and, subject to such lien and security interest, Debtor expressly retains full title to and ownership of, and all goodwill associated with, the Trademarks.

        2. Debtor represents, warrants and covenants that:

          (a)  The Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

          (b) To the best of Debtor's knowledge and belief after due inquiry, each of the Trademarks is valid and enforceable and, to the best of Debtors knowledge, no material infringement or unauthorized use is presently being made of any Trademarks;

          (c) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Debtor not to sue third persons;

          (d) Debtor has the unqualified right to enter into this Agreement and perform its terms;

          (e) Debtor's chief executive office is located at 145 Ricefield Lane, Hauppauge, New York 11788; and

          (f) Debtor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks.

        3. Debtor agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement which is inconsistent with Debtor's obligations under this Agreement, without Secured Partys prior written consent.

        4. If, before the Obligations shall have been satisfied in full, Debtor shall become entitled to the benefit of trademark application or trademark for any reissue, division, continuation, renewal, extension, or continuation-in-part of any trademark or any improvement on the Trademarks, the provisions of paragraph 1 shall automatically apply thereto and Debtor shall give to Secured Party prompt notice thereof in writing.

        5. Debtor authorizes Secured Party to modify this Agreement by amending Schedule A hereto to include any future trademarks and trademark applications which are Trademarks under paragraph 1 or paragraph 4 hereof.

        6. If any Event of Default shall have occurred and be continuing, Secured Party shall have, in addition to all other rights and remedies given them by this Agreement or the Security Agreement, those rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located and, without limiting the generality of the foregoing, the Secured Party may immediately, upon 10 days' prior written notice during which time, for purposes of this Agreement only, Debtor shall have an opportunity to cure such Event of Default, sell at public or private sale or otherwise realize upon, the whole or from time to time any part of the Trademarks, or any interest which the Debtor may have therein, and after deducting from the proceeds of sale or other disposition of the Trademarks all expenses (including all reasonable expenses for brokers' fees and legal services), shall apply the residue of such proceeds toward the
payment of the Obligations. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Debtor.

        7. If any Event of Default shall have occurred and be continuing, Debtor hereby authorizes and empowers Secured Party to make, constitute and appoint any officer or agent of Secured Party, as Secured Party may select in their exclusive discretion, as Debtor's true and lawful attorney-in-fact, with the power to endorse Debtor's name on all applications, documents, papers and instruments necessary for Secured Party to use the Trademarks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to any third person. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

        8. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and disbursements incurred by Secured Party in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks, shall be borne and paid by Debtor on demand by Secured Party.

        9. Debtor shall have the duty, until the Obligations are paid in full to file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters, and to preserve and maintain all rights in the Trademarks, including, without limitation, the payment of all maintenance fees when due. Any expenses incurred in connection with the foregoing shall be borne by Debtor. The Debtor shall not abandon any Trademark without the consent of Secured Party.

        10. Debtor shall use all reasonable efforts to detect any infringers of rights described herein and shall advise Secured Party in writing of any material infringements detected. Secured Party shall have the right to demand the Debtor to bring suit and, if Debtor fails to do so or at any time after a Default or an Event of Default under the Credit Agreement, to bring suit in their name, and to join Debtor, if necessary, as a party to such suit, to enforce the Trademarks and any licenses thereunder. Debtor shall promptly, upon demand, reimburse and indemnify Secured Party for all damages, costs and expenses, including reasonably attorney's fees and disbursements, incurred by Secured Party pursuant to this paragraph 10. Notwithstanding the foregoing, Secured Party shall have no duties with respect to the Trademarks, other than the duties expressly set forth herein, and, without limiting the generality of the foregoing, shall have no duty to prosecute any action for trademark infringement.


        11. Debtor hereby grants to Secured Party and its employees and agents the right to visit Debtor's plants and facilities which manufacture, inspect or store products sold under any of the trademarks included in the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours upon notice. Debtor shall do any and all acts required by Secured Party to ensure Debtor's compliance with paragraph 2(f) hereof. Secured Party agrees to comply in all respects with applicable governmental regulations in connection herewith.

        12. All of Secured Party's rights and remedies with respect to the Trademarks, whether established hereby or by the Security Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

        13. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

        14. No course of dealing between Debtor and Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        15. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 5.

        16. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

        17. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of New York applicable to agreements made and to be wholly performed in the State of New York.

        IN WITNESS WHEREOF, the execution hereof under seal as of the day and year first above written.

                                        FUTUREBIOTICS, INC.

ATTEST-CORPORATE SEAL                   By:
                                           -----------------------
                                           Name:
---------------------                      Title:


ACCEPTED:
EUROPEAN AMERICAN BANK, as Agent

By:
   -----------------------------
     Name:      Stuart N. Berman
     Title:     Vice President

                                   SCHEDULE A
                                   ----------

                        TRADEMARKS - FUTUREBIOTICS, INC.
                        --------------------------------

             Mark             Registration No.         Registration Date
             ----             ----------------         -----------------

Advanced Women's Formula
  Essential Minerals            1,883,281               March 14, 1995

Advanced Women's Formula
  Herbal Harmony                1,881,810               March 7, 1995

Advanced Women's Formula
  Menophase                     1,881,809               March 7, 1995

Advanced Women's Formula
  Multi Vitamin Energy Plus     1,926,877               October 17, 1995

Advanced Women's Formula
  PMS Forte                     1,883,282               March 14, 1995

Daily Start                     1,843,463               July 5, 1994

Ginseng Snap                    1,981,136               June 18, 1996

Hair, Skin & Nails              1,717,420               September 22, 1992

Male Power                      2,030,151               January 14, 1997

Maxativa                        2,025,621               December 24, 1996

Oxy-Shield                      1,846,463               July 26, 1994

Prostabs Plus                   2,022,206               December 10, 1996

Relax & Sleep                   1,833,623               May 3, 1994

Trymtone                        1,958,996               February 27, 1996

Vital K                         1,848,482               August 9, 1994

                         CERTIFICATE OF ACKNOWLEDGMENT
                         -----------------------------


STATE OF NEW YORK      )
                       )       ss.:
COUNTY OF              )
          -------------

        Before me, the undersigned, a Notary Public in and for the county
aforesaid, on this      day of October, 1997 personally appeared
                   ----                                          ---------------
to me known personally, and who, being by me duly sworn, deposes and says that
he is the                    of Futurebiotics, Inc., and that the seal affixed
          ------------------
to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority
of its Board of Directors and said                   acknowledged said
                                   -----------------
instrument to be the free act and deed of said corporation.


                                                -----------------------------
                                                        Notary Public

                                                My commission expires: